UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________
SCHEDULE 14A
____________________________________________________
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SANGAMO THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
____________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SANGAMO THERAPEUTICS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2021
To the Stockholders of Sangamo Therapeutics, Inc.:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of Sangamo Therapeutics, Inc., a Delaware corporation (referred to herein as the Company, Sangamo, we or us). In light of public health concerns regarding the ongoing COVID-19 pandemic, and to protect the health and safety of our stockholders and employees, and to facilitate stockholder participation in the Annual Meeting, the Annual Meeting will be held in an online-only format through a live webcast at www.meetingcenter.io/200857739 on Tuesday, May 25, 2021, at 8:30 a.m. Pacific Time. You will not be able to attend the meeting in person. The Annual Meeting will be held for the following purposes:
1.to elect the nine nominees for director named in the accompanying proxy statement, or the Proxy Statement, to serve on the Board of Directors until the next annual meeting of stockholders to be held in 2022 and until their successors are duly elected and qualified;
2.to approve, on an advisory basis, the compensation of our named executive officers, or NEOs, as described in the accompanying Proxy Statement;
3.to approve the Sangamo Therapeutics, Inc. 2020 Employee Stock Purchase Plan, or the 2020 ESPP, pursuant to which 5,000,000 shares of our common stock will be available for sale and issuance to our employees;
4.to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
5.to transact such other business as may properly come before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is March 31, 2021. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. At the time and date of the Annual Meeting, stockholders will be able to inspect a list of stockholders of record in the meeting center at www.meetingcenter.io/200857739 for any purpose germane to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on
May 25, 2021 at 8:30 a.m. Pacific Time via Live Webcast through the meeting center at www.meetingcenter.io/200857739
The Proxy Statement, Proxy Card and Annual Report on Form 10-K for 2020 are available at:
www.envisionreports.com/SGMO

Sincerely,

Alexander D. Macrae
President and Chief Executive Officer
Brisbane, California
April 2, 2021

YOUR VOTE IS VERY IMPORTANT

You are cordially invited to attend the Annual Meeting through the live webcast. Whether or not you expect to access the live webcast of the Annual Meeting, please vote over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing, dating, signing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote your shares online at the Annual Meeting by clicking on the “Cast Your Vote” link in the meeting center. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

SANGAMO THERAPEUTICS, INC.
7000 Marina Boulevard
Brisbane, California 94005
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2021
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
Our Board of Directors (referred to herein as the Board of Directors or the Board) is soliciting your proxy to vote at the Annual Meeting including at any adjournments or postponements of the Annual Meeting. This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions found below to submit your proxy over the telephone or through the Internet.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Most of our stockholders holding their shares in “street name” will not receive paper copies of our proxy materials (unless requested) and will instead be sent a Notice of Internet Availability of Proxy Materials, or Notice, from the brokerage firms, banks or other agents holding their accounts. All “street name” stockholders receiving a Notice will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
Why did I receive a full set of proxy materials in the mail instead of a notice regarding the Internet availability of proxy materials?
We are providing stockholders of record who are holding shares in their own name and stockholders who have previously requested a printed set of our proxy materials with paper copies of our proxy materials instead of a Notice. We intend to mail a full set of proxy materials to our stockholders of record on or about April 12, 2021.
How do I attend and vote at the Annual Meeting as a stockholder of record?
In light of public health concerns regarding the ongoing COVID-19 pandemic, and to protect the health and safety of our stockholders and employees, and to facilitate stockholder participation in the Annual Meeting, the Annual Meeting will be held through a live webcast at www.meetingcenter.io/200857739 on Tuesday, May 25, 2021, at 8:30 a.m. Pacific Time. You will not be able to attend the Annual Meeting in person. At the time and date of the Annual Meeting, Sangamo stockholders of record as of March 31, 2021 can attend and vote by accessing the meeting center at www.meetingcenter.io/200857739 and entering the 15-digit control number on the proxy card or Notice. The meeting password is SGMO2021. Stockholders of record can vote their shares by clicking on the “Cast Your Vote” link in the meeting center.
How do I register to attend and vote at the Annual Meeting as a beneficial owner?
Beneficial stockholders as of March 31, 2021 (i.e., shares held in “street name” through an intermediary, such as a bank or broker) must register in advance to attend and vote online at the Annual Meeting. To register, stockholders must obtain a legal proxy from the holder of record and submit proof of legal proxy reflecting the number of shares of Sangamo common stock held as of March 31, 2021, along with name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and must be received no later than Thursday, May 20, 2021, 2:00 p.m. Pacific Time. Stockholders will then receive a confirmation of registration with a control number by email from Computershare. At the time and date of the annual meeting, registered beneficial stockholders can attend by accessing the meeting center at www.meetingcenter.io/200857739 and entering the 15-digit control number on the proxy card or Notice. The meeting password is SGMO2021. Registered beneficial owners can vote their shares by clicking on the “Cast Your Vote” link in the meeting center.

What if I cannot find my control number?
If you are a stockholder of record, you will find your control number in the shaded bar or below the voting instructions on the front of the proxy card or Notice you received. Please enter the control number without any spaces. If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), in order to obtain a control number, you will need to obtain a legal proxy from the holder of record and submit proof of legal proxy in accordance with the instructions in the preceding question above. If you are not able to find your control number or obtain a control number, you may attend the Annual Meeting as a guest, but you will not be able to vote your shares or ask questions during the Annual Meeting.
How do I attend the Annual Meeting as a guest?
At the time and date of the Annual Meeting, guests can attend by accessing the meeting center at www.meetingcenter.io/200857739, clicking on the “I am a Guest” button and entering the information requested on the following screen. If you login as a guest, you will not be able to vote your shares or ask questions during the Annual Meeting.
How do I ask questions at the Annual Meeting?
Stockholders of record or registered beneficial owners will be allowed to submit questions and comments before and during the Annual Meeting. You may submit questions before the Annual Meeting at www.meetingcenter.io/200857739. During the Annual Meeting, you may only submit questions online to Sangamo’s representatives in the question box provided at www.meetingcenter.io/200857739. In both cases, stockholders must have available their 15-digit control number provided in the Notice or your proxy card (if you received a printed copy of the proxy materials). We will respond to as many inquiries at the Annual Meeting as time allows.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the meeting center?
We will have technicians ready to assist you with any technical difficulties you may have accessing the meeting center at www.meetingcenter.io/200857739. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.
How can I access the list of stockholders of record?
At the time and date of the Annual Meeting, stockholders will be able to inspect a list of stockholders of record in the meeting center at www.meetingcenter.io/200857739 for any purpose germane to the Annual Meeting. Stockholders may also request to view a list of stockholders of record for 10 days prior to the Annual Meeting by sending an email to investor@sangamo.com.
What am I voting on?
There are four matters scheduled for a vote at the Annual Meeting:
•election of the nine nominees for director (Proposal No. 1);
•advisory approval of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules (Proposal No. 2);
•approval of the 2020 ESPP, pursuant to which 5,000,000 shares of our common stock will be available for sale and issuance to our employees (Proposal No. 3); and
•ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal No. 4).
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For each of the other matters to be voted on at the Annual Meeting, including each nominee for director, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote online at the Annual Meeting even if you have already voted by proxy.
•To vote at the Annual Meeting, click on the “Cast Your Vote” link in the meeting center at www.meetingcenter.io/200857739.
•To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 1:00 a.m. Eastern Time on May 25, 2021 to be counted.
•To vote through the Internet, go to http://www.envisionreports.com/SGMO to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your Internet vote must be received by 1:00 a.m. Eastern Time on May 25, 2021 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 31, 2021.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the Internet, by telephone, by completing your proxy card or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” each of the proposals, including for each nominee for director. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposal Nos. 1, 2 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. Proposal No. 4 is considered a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on such proposal.

If you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials, or more than one Notice, or combination thereof?
If you receive more than one set of proxy materials, or more than one Notice, or combination thereof, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may grant a subsequent proxy by telephone or through the Internet.
•You may submit another properly completed proxy card with a later date.
•You may send a timely written notice that you are revoking your proxy to P.O. Box 505000, Louisville, KY 40233-5000. Such notice will be considered timely if it is received at the indicated address by the close of business on Thursday, May 20, 2021.
•You may attend the Annual Meeting via the live webcast and vote your shares online by clicking on the “Cast Your Vote” link in the meeting center at www.meetingcenter.io/200857739. Simply attending the Annual Meeting via the live webcast will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
What are “broker non-votes?”
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal Nos. 1, 2 and 3 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal? How are abstentions and broker non-votes treated?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes

1.	Election of directors	As this is an uncontested election, each director nominee must receive “For” votes from the majority of the votes cast on his or her election (i.e., the number of votes cast “For” a nominee’s election must exceed the number of votes cast “Against” that nominee’s election). Pursuant to our Fourth Amended and Restated Bylaws, or our Bylaws, any incumbent director who does not receive the required majority votes at the Annual Meeting will promptly tender his or her resignation to the Board, and the Board, after considering the recommendation of the Nominating and Corporate Governance Committee regarding such resignation, will determine whether to accept or reject the resignation. For a more detailed description of the majority voting process, see “Proposal No. 1: Election of Directors—General” below.	No effect	No effect

2.	Advisory approval of the compensation of our named executive officers	“For” votes from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on this proposal.	Against	No effect

3.	Approval of the 2020 ESPP pursuant to which 5,000,000 shares of our common stock will be available for sale and issuance to our employees	“For” votes from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on this proposal.	Against	No effect

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021	“For” votes from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on this proposal.	Against	Brokers have discretion to vote(1)
___________________
(1)This proposal is considered a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal. For more information, see “If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with my voting instructions, what happens?” and “What are ‘broker non-votes?’” above. As a reminder, if you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority in voting power of the outstanding shares entitled to vote are present online or represented by proxy at the Annual Meeting. On the record date, there were 143,713,525 shares of common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the Chair of the Board, without a stockholder vote, or the stockholders so present, by a majority in voting power thereof, may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 13, 2021, to our Corporate Secretary at 7000 Marina Boulevard, Brisbane, California 94005, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. However, if our 2022 Annual Meeting of Stockholders is not held between April 25, 2022 and June 24, 2022, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.
Pursuant to our Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2022 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on February 24, 2022 nor earlier than the close of business on January 25, 2022. However, if our 2022 Annual Meeting of Stockholders is not held between April 25, 2022 and June 24, 2022, to be timely, notice by the stockholder must be received not later than the 10th day following the day on which the first public announcement of the date of the 2022 Annual Meeting is made or the notice of the meeting is mailed, whichever first occurs. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
The chair of the Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2022 Annual Meeting of Stockholders will confer discretionary voting authority with respect to any proposal (i) presented by a stockholder at that meeting for which we have not been provided with timely notice and (ii) made in accordance with our Bylaws, if (x) the 2022 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, and (y) the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

General
Our Board currently consists of nine directors and there are nine nominees for director this year. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Each director to be elected and qualified will serve until the next annual meeting of stockholders and until a successor for such director is duly elected and qualified, or until the earlier death, resignation or removal of such director. The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.
Each of the nine nominees, other than Dr. Kenneth J. Hillan, has been previously elected by our stockholders. Dr. Hillan was initially recommended to the Nominating and Corporate Governance Committee of the Board, or the Nominating and Governance Committee, by our Chief Executive Officer upon the recommendation of another Board Director. Following this recommendation, the Board interviewed and vetted Dr. Hillan prior to electing him to the Board. While the Nominating and Corporate Governance Committee and the Board chose to nominate Dr. Alexander D. Macrae, our Chief Executive Officer, for election to the Board for the reasons set forth in his biography below, Dr. Macrae’s employment agreement also provides that the Board shall nominate Dr. Macrae for election as a member of the Board at each annual meeting of stockholders occurring while Dr. Macrae’s employment agreement is in effect.
Each of the nine nominees set forth in this Proxy Statement will be elected by the majority of the votes cast with respect to such nominee, which means that the number of votes “For” a nominee’s election must exceed the number of votes “Against” that nominee (with abstentions and broker non-votes not counted as either a “For” or “Against” vote for that nominee’s election). If an incumbent director does not receive the required majority vote, the director is required under our Bylaws to promptly tender his or her resignation to the Board. Within 90 days after the Annual Meeting, the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation. The Board will act by taking into account such committee’s recommendation. If the Board does not accept the resignation, the Board is required to publicly disclose its decision and the rationale behind the decision.
The following includes a brief biography of each nominee for director, including their respective ages as of March 31, 2021. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee should serve as a member of the Board.
Nominees
Alexander D. Macrae, M.B., Ch.B., Ph.D., age 58, has served as our President and Chief Executive Officer and as a member of our Board of Directors since June 2016. Dr. Macrae also serves on the board of directors of 4D Pharma plc, a biopharmaceutical company. He has over 20 years of experience in the pharmaceutical industry most recently serving as the Global Medical Officer of Takeda Pharmaceutical Company Limited, or Takeda, a public global biopharmaceutical company, from 2012 to March 2016, where he established and led the Global Medical Office, which encompassed medical affairs, regulatory affairs, pharmacovigilance, outcomes research and epidemiology, quantitative sciences and knowledge and informatics. From 2001 to 2012, Dr. Macrae held roles of increasing responsibility at GlaxoSmithKline plc, or GSK, a public global healthcare company, including Senior Vice President, Emerging Markets Research and Development, or R&D, from 2009 to 2012. In that position, he provided expertise and resources to create a first-of-its-kind group to expand GSK’s global reach by providing R&D strategies, clinical development and regulatory resources to enter emerging markets and Asia-Pacific. From 2007 to 2008, he was Vice President, Business Development. In that position, he was responsible for scientific assessment and business development project leadership for the neurology, psychiatry, cardiovascular and metabolic therapeutic areas. Earlier in his career, he worked for SmithKline Beecham, where he was responsible for clinical development in the therapeutic areas of neurology and gastroenterology. Dr. Macrae received his B.Sc. in pharmacology and his M.B., Ch.B. with honors from Glasgow University. He is a member of the Royal College of Physicians. Dr. Macrae also earned his Ph.D. in molecular genomics at King’s College, Cambridge. The Nominating and Corporate Governance Committee and the Board believe that Dr. Macrae’s day-to-day leadership and intimate knowledge of our business and operations, as well as our relationships with partners, collaborators and investors, provides the Board with an in-depth understanding of the Company.
Robert F. Carey, age 62, has served as a member of our Board of Directors since June 2016. Mr. Carey has served as co-founder, president and chief operating officer of ACELYRIN, Inc., a privately-held biopharmaceutical company, since July

2020. Mr. Carey served as Executive Vice President, Chief Business Officer for Horizon Therapeutics plc, a biopharmaceutical company, from March 2014 to October 2019. Prior to that, he served as managing director and head of the healthcare investment banking group at JMP Securities LLC, a full-service investment bank from 2003 to 2014. Prior to JMP, Mr. Carey was a managing director in the healthcare groups at Dresdner Kleinwort Wasserstein and Vector Securities International, Inc. He has also held roles at Shearson Lehman Hutton and Ernst & Whinney. Mr. Carey also serves on the board of directors of Beyond Air, Inc. (formerly AIT Therapeutics, Inc.), a public medical device and biopharmaceutical company. Mr. Carey previously served on the board of directors of FS Development Corp., a public blank-check company now known as Gemini Therapeutics, Inc., from July 2020 to February 2021. Mr. Carey received his BBA in accountancy from the University of Notre Dame. The Nominating and Corporate Governance Committee and the Board believe that Mr. Carey’s extensive experience and knowledge in the healthcare investment banking industry, particularly with financings, global expansion and other strategic transactions by life-science companies, as well as his role in senior management and business development for a public biopharmaceutical company, provides the Board with valuable insight and contribution.
Kenneth J. Hillan, M.B., Ch.B., age 60, has served as a member of our Board of Directors since September 2020. Since February 2019, Dr. Hillan has served as Head of Therapeutics of 23andMe, Inc., a privately-held consumer genetics and research company. From October 2011 to December 2017, Dr. Hillan was Chief Executive Officer of Achaogen, Inc., a public biopharmaceutical company, where he was President and President of R&D from January 2018 to October 2018 and a member of the Board of Directors from October 2011 to October 2018. In April 2019, Achaogen filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code and most of its assets were subsequently sold to a multinational pharmaceutical company. Previously, Dr. Hillan worked at Genentech, Inc. from 1994 to 2011, where he led the medical and scientific strategies for its Immunology, Tissue Growth and Repair, or ITGR, drug portfolio, and held a number of key leadership positions in research and development, including Senior Vice President of Clinical Development, Inflammation; Vice President of ITGR; Vice President of Development Sciences; and Vice President of Research Operations and Pathology. He also served as Genentech’s Senior Vice President and Head of Clinical Development and Product Development Strategy in Asia-Pacific for Roche in Shanghai, China. He also serves on the board of directors of Zymeworks, Inc., a public biotechnology company. Dr. Hillan previously served on the board of directors of Relypsa, Inc. from June 2014 to September 2016, when it was acquired by Galenica AG. Dr. Hillan received his M.B. Ch.B. (Bachelor of Medicine and Surgery) degree from the Faculty of Medicine at the University of Glasgow, United Kingdom. The Nominating and Corporate Governance Committee and the Board believe that Dr. Hillan’s extensive experience and knowledge in the development of therapeutics and in the biotechnology industry provides the Board with valuable insight and contribution to the Company’s development of genomic medicines.
John H. Markels, Ph.D., age 55, has served as a member of our Board of Directors since February 2020. Dr. Markels has over 30 years of leadership experience in the pharmaceutical industry. Since January 2019, he has served as President of Global Vaccines at Merck & Co., Inc., where he leads an integrated team dedicated to discovery and development, supply and access, and global marketing and long-term strategy for the vaccines portfolio. Earlier roles at Merck included President, Latin America from January 2018 to January 2019, SVP, Global Human Health Business Strategy from January 2017 to December 2017, Managing Director, Mexico from November 2013 to January 2017. Prior to his commercial roles, he had a long career in senior leadership positions in global manufacturing, including operations leadership for Europe, Middle East and Africa, Asia Pacific and emerging markets as well as manufacturing technology and product development roles in pharmaceutical active pharmaceutical ingredients (API) and vaccines. Throughout his tenure at Merck, Dr. Markels has led multiple enterprise level strategy efforts including the Merck manufacturing strategy, portfolio strategy, small molecule commercialization strategy and others. Dr. Markels received his Ph.D. in chemical engineering from the University of California, Berkeley and his B.S. in chemical engineering from the University of Delaware. The Nominating and Corporate Governance Committee and the Board believe that Dr. Markels’ extensive leadership experience in operations, strategy and development provides valuable operational, strategy and management skills to the Board.
James R. Meyers, age 56, has served as a member of our Board of Directors since November 2019. He has over 30 years of commercial leadership experience in the biotechnology industry. Since November 2020, Mr. Meyers has served as President and Chief Executive Officer of IntraBio Ltd., a privately-held biopharmaceutical company. Previously, Mr. Meyers held positions of increasing responsibility at Gilead Sciences, Inc., or Gilead, from 1996 to February 2018, most recently as Gilead’s Executive Vice President of Worldwide Commercial Operations from November 2016 to February 2018, where he was responsible for global commercial activities, including pricing and market access in North America, Europe, Middle East, Australia and Japan. Mr. Meyers joined Gilead in 1996 and successfully led 25 product launches in seven different therapeutic areas over a 22-year period, including 11 brands with peak annual revenue greater than $1 billion. Prior to Gilead, Mr. Meyers held positions of increasing responsibility with Zeneca Pharmaceuticals and Astra USA. He currently serves on the board of directors of two other public biopharmaceutical companies, Arbutus Biopharma Corporation and CytomX Therapeutics, Inc., and he remains an active advisor to several major biopharmaceutical companies. Mr. Meyers achieved his B.S. in Economics from Boston College. The Nominating and Corporate Governance Committee and the Board believe that Mr. Meyers’ extensive commercial leadership experience in the biotechnology industry provides valuable operational, commercial assessment and management skills to the Board.
H. Stewart Parker, age 65, has been a member of our Board of Directors since June 2014, and has been Chair since June 2017. Ms. Parker has over 40 years of experience in the biotechnology industry. Prior to focusing on boards and consulting, she served as the Chief Executive Officer of The Infectious Disease Research Institute (IDRI), a not-for-profit global health Research institute from 2011 to 2013. In 1992, Ms. Parker founded Targeted Genetics Corporation, a publicly traded Seattle-based biopharmaceutical company formed to develop gene-based treatments for acquired and inherited diseases that became a world leader in adeno-associated virus, or AAV, gene therapy. She held the position of President and Chief Executive Officer and was a member of its board of directors from the company’s inception until 2008. Prior to founding Targeted Genetics, Ms. Parker served in various capacities at Immunex from 1981 through 1991, most recently as Vice President, Corporate Development. From 1991 to 1993, Ms. Parker served as President and a Director of Receptech Corporation, a company formed by Immunex in 1989 to accelerate the development of soluble cytokine receptor products. She has served on the board of directors and the executive committee of BIO, the primary trade organization for the biotechnology industry. She currently serves on the board of directors of Achieve Life Sciences, Inc., a public pharmaceutical company and previously served on the board of directors of Armata Pharmaceuticals, Inc., a public biotechnology company, from May 2019 to December 2020. Ms. Parker received her B.A. and M.B.A. from the University of Washington. The Nominating and Corporate Governance Committee and the Board believe that Ms. Parker’s senior executive experience in AAV gene therapy and biotechnology drug development provides valuable operational, commercial assessment and management skills to the Board.
Saira Ramasastry, age 45, has served as a member of our Board of Directors since June 2012. Since 2009, she has served as Managing Partner of Life Sciences Advisory, LLC, a company that she founded to provide strategic advice, business development solutions and innovative financing strategies for the life science industry. Ms. Ramasastry also serves on the Industry Advisory Board of the Michael J. Fox Foundation for Parkinson’s Research and as business and sustainability lead for the European Prevention of Alzheimer’s Dementia consortium. From 1999 to 2009, Ms. Ramasastry was an investment banker with Merrill Lynch & Co., Inc. where she helped establish the biotechnology practice and was responsible for origination of mergers and acquisitions, or M&A, strategic and capital markets transactions. Prior to joining Merrill Lynch, she served as a financial analyst in the M&A group at Wasserstein Perella & Co., an investment banking firm, from 1997 to 1998. Ms. Ramasastry currently serves on the board of directors of Vir Biotechnology, Inc., a public biotechnology company, Glenmark Pharmaceuticals, Ltd., a public pharmaceutical company, and Akouos, Inc., a public genetic medicine company. Ms. Ramasastry previously served on the board of directors of Innovate Biopharmaceuticals, Inc. (now 9 Meters Biopharma, Inc.), a public biopharmaceutical company, from June 2018 to March 2020, and Cassava Sciences, Inc., a public biopharmaceutical company, from February 2013 to June 2020. Ms. Ramasastry received her B.A. in economics with honors and distinction and an M.S. in management science and engineering from Stanford University, as well as an M. Phil. in management studies from the University of Cambridge where she is a guest lecturer for the Bioscience Enterprise Programme and serves on the Cambridge Judge Business School Advisory Council. Ms. Ramasastry is also a Health Innovator Fellow of the Aspen Institute and a member of the Aspen Global Leadership Network. The Nominating and Corporate Governance Committee and the Board believe that Ms. Ramasastry’s extensive experience in global healthcare investment banking and strategic advisory consulting provides valuable financial, commercial assessment and business development skills to the Board and her thorough understanding of our technology and programs provides the Board with valuable insight in the development of our novel genomic and cell therapy assets.
Karen L. Smith, M.D., Ph.D., M.B.A., L.L.M., age 53, has served on our Board of Directors since June 2018. Dr. Smith is a life sciences thought leader with over 20 years of biopharmaceutical experience bringing drugs into the clinic and through commercialization. She has been a key contributor to the successful development of multiple FDA and EMA approved products in several therapeutic areas, including oncology (Herceptin, Vyxeos), rare disease (Defitelio), cardiology (Irbesartan), dermatology (Voluma, Botox), neuroscience (Abilify) and anti-infectives (Teflaro). Since November 2018, Dr. Smith has been providing consulting services internationally. Dr. Smith currently serves as Chief Medical Officer for Emergent BioSolutions, Inc., a public biopharmaceutical company. From May 2019 to January 2020, Dr. Smith served as President and Chief Executive Officer of Medeor Therapeutics, Inc., a biotechnology company. From June 2018 to May 2019, Dr. Smith served as Chief Executive Officer of Eliminate Cancer, Inc. From April 2015 to May 2018, she served as the Global Head of Research & Development and Chief Medical Officer of Jazz Pharmaceuticals plc, a biopharmaceutical company, where she built the R&D function into a pipeline of neuroscience and oncology products across all stages of discovery and development. From 2011 to 2015, she was Senior Vice President, Global Medical Affairs and Global Therapeutic Area Head (Dermatology) for Allergan, Inc., a multi-specialty health care company. Earlier in her career, she held senior leadership roles at AstraZeneca plc and Bristol Myers Squibb Company. Dr. Smith holds several degrees, including an M.D. from the University of Warwick, a Ph.D. in oncology from the University of Western Australia, an M.B.A. from the University of New England and an L.L.M. (Masters in Law) from the University of Salford. Dr. Smith currently serves on the board of directors of Acceleron Pharma, Inc., a public biopharmaceutical company, and Antares Pharma, Inc., a public pharmaceutical company. Dr. Smith previously served on the board of directors of Sucampo Pharmaceuticals, Inc. from July 2017 to February 2018, and Forward Pharma A/S, from June 2016 to June 2017, and serves as the chair of the Strategic Advisory Board of Emyria Limited, a healthcare technology and services company. The Nominating and Corporate Governance Committee and the Board believe that Dr. Smith’s extensive executive experience in global research and development, combined with tenure on prior public company boards provides us with access to a valuable skill-set as we translate our science into genomic medicines using our platform technologies in gene editing, gene therapy, gene regulation and cell therapy. In addition, the Nominating and Corporate Governance Committee and the Board do not believe that Dr. Smith’s outside boards or other commitments limit her ability to devote sufficient time and attention to her duties as a director of Sangamo, particularly given her exemplary attendance record at meetings of the Board and of the Compensation Committee.
Joseph S. Zakrzewski, age 58, has served as a member of our Board of Directors since June 2017. Mr. Zakrzewski has over 25 years of experience in the biopharmaceutical industry with senior leadership experience in R&D, supply chain and manufacturing operations, business development and commercialization. Prior to focusing on serving on boards and investments, from 2010 through 2013, he was Chairman and Chief Executive Officer of Amarin Corporation plc (formerly Amarin Pharmaceuticals, Inc.), where he led the development and commercialization of the company’s first product, Vascepa. Mr. Zakrzewski previously served as a Venture Partner with Orbimed Advisors LLC, a venture capital firm, and as Chairman, President and Chief Executive Officer of Xcellerex, Inc., a privately held company focused on the commercialization of its proprietary manufacturing technology for biotherapeutics and vaccines. Earlier, he served as Chief Operating Officer of Reliant Pharmaceuticals, Inc. before its acquisition by GlaxoSmithKline in 2007 and held various executive positions at Eli Lilly & Company in the areas of R&D, manufacturing, finance and business development. Mr. Zakrzewski currently serves on the board of directors of Acceleron Pharma, Inc., a public biopharmaceutical company, and Amarin Corporation plc, a public biopharmaceutical company. Mr. Zakrzewski previously served on the board of directors of Insulet Corporation, a public medical device company, from 2008 to August 2017. Mr. Zakrzewski received his B.S. in Chemical Engineering and M.S. in Biochemical Engineering from Drexel University, and an M.B.A. in Finance from Indiana University. The Nominating and Corporate Governance Committee and the Board believe that Mr. Zakrzewski’s significant experience as a Chief Executive Officer and leading a variety of functional areas including supply and manufacturing operations provides the Board with an important set of skills to assist in the oversight of the development of our novel genomic and cell therapy assets.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends that the stockholders vote FOR the election of each the nominees listed above.
Stockholder Engagement and Responsiveness
A priority for our Board of Directors is soliciting and listening to the views of our stockholders on a variety of topics, including our business and growth strategy, corporate governance practices and executive compensation matters. Our discussions with our investors have been productive and informative and have provided valuable feedback to our Board of Directors to help ensure that our Board’s decisions are aligned with stockholder objectives.
Board Independence
The Board of Directors has determined that each of its directors is independent under applicable listing standards of The Nasdaq Stock Market LLC, or Nasdaq, except for Dr. Macrae, who is our Chief Executive Officer. There are no family relationships between any of our directors and any of our executive officers.
Board Committees and Meetings
The Board of Directors held seven meetings during 2020. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during 2020, in each case held during the period for which each respective director was serving as a director.
Audit Committee
The Audit Committee consists of three directors: Mr. Carey, Mr. Meyers and Ms. Ramasastry. Mr. Meyers was appointed to serve on the Audit Committee effective September 30, 2020 to replace Dr. Stephen G. Dilly, a former member of the Board who resigned from the Board and Audit Committee effective September 30, 2020. Mr. Carey serves as the Chair of this committee. Our Board of Directors has determined that each member of the Audit Committee is independent under the applicable listing standards of Nasdaq and SEC rules, and that Dr, Dilly was independent under the applicable listing standards of Nasdaq and SEC rules. The Board of Directors has determined that Mr. Carey is an “audit committee financial expert” as defined under SEC rules and that each member of the Audit Committee has the requisite financial sophistication in accordance with the applicable Nasdaq listing standards. The Audit Committee held four meetings during 2020.
The Audit Committee’s primary purposes are to (i) assist the Board in its oversight of the integrity of our financial statements, our systems of accounting and financial controls, our accounting and financial reporting processes and the audit of our financial statements, (ii) interact directly with and evaluate the performance of our independent auditors, determine whether to engage or dismiss our independent auditors and monitor our independent auditors’ qualifications and independence and (iii) oversee the implementation of our compliance program with respect to financial, accounting, auditing, information technology and cybersecurity matters. The Audit Committee also pre-approves all audit services and permissible non-audit services provided by our independent auditors. The Audit Committee Report is included herein in the section labeled “Report of the Audit Committee of the Board of Directors.” The Audit Committee has a written charter, which is available on our website at https://investor.sangamo.com/corporate-governance/governance-overview.
Compensation Committee
The Compensation Committee consists of three directors: Mr. Meyers, Dr. Smith and Mr. Zakrzewski. Mr. Meyers was appointed to serve on the Compensation Committee effective April 1, 2020. Ms. Parker previously served on the Compensation Committee through March 2020. Mr. Zakrzewski serves as Chair of this committee. Our Board of Directors has determined that each member of the Compensation Committee is independent under the applicable listing standards of Nasdaq and SEC rules.
The Compensation Committee’s responsibilities include, among other things (i) approving a philosophy for compensation of our executive officers and key employees; (ii) adopting, administering and reviewing compensation and benefit plans and programs for our executive officers and key employees, including equity and retirement plans; (iii) approving executive employment contracts and severance and change in control arrangements; (iv) approving compensation programs applicable to non-employee members of the Board; (v) approving general compensation levels for our executive officers, with the exception of Dr. Macrae, and key employees; (vi) evaluating the performance and leadership of Dr. Macrae and determining his total compensation package; (vii) reviewing with Dr. Macrae his evaluation of the performance of the executive officers other than him and of our key employees, and approving each such executive officer’s and key employee’s total compensation package; (viii) reviewing and monitoring management development and activities and succession plans; (ix) conducting risk assessments of our compensation programs; (x) considering stock ownership guidelines for directors and employees; and (xi) reviewing and discussing with management our Compensation Discussion and Analysis and preparing a report on executive compensation, each for inclusion in this Proxy Statement.
The Compensation Committee may delegate any responsibility or authority of the Compensation Committee under its charter to one or more members of the Compensation Committee, as appropriate and as consistent with applicable laws and rules. The Compensation Committee does not, however, delegate any of its functions to others in determining or recommending director or executive officer compensation.
The Compensation Committee is authorized to engage, oversee and terminate independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for our executive officers and other key employees. The Compensation Committee retained the services of Radford, which is part of the Rewards Solutions practice of Aon plc, or Radford, in order to (i) assess compensation levels and mix of elements for our executive officers and vice presidents for 2020, (ii) review the peer group criteria and to recommend specific companies, (iii) assess the compensation of the non-employee directors and (iv) advise the Compensation Committee on executive compensation and governance trends based on peer group trends and market practices.
The Compensation Committee held six meetings during 2020. The Compensation Committee has a written charter, which is available on our website at https://investor.sangamo.com/corporate-governance/governance-overview. For information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Executive Compensation—Compensation Discussion and Analysis” and “—Director Compensation,” respectively.
Compensation Committee Interlocks and Insider Participation
During 2020, Mr. Meyers, Ms. Parker, Dr. Smith and Mr. Zakrzewski served on the Compensation Committee. None of our Compensation Committee members has been an officer or employee of Sangamo at any time. None of our executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of three directors: Dr. Hillan, Dr. Markels and Ms. Parker. Dr. Markels was appointed to serve on the Nominating and Corporate Governance Committee effective April 1, 2020. Dr. Hillan was appointed to serve on the Nominating and Corporate Governance Committee effective September 30, 2020. Mr. Meyers previously served on the Nominating and Corporate Governance Committee through March 2020, and Dr. Dilly previously served on the Nominating and Corporate Governance Committee until his resignation from our Board of Directors effective September 30, 2020. Ms. Parker serves as Chair of this committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable listing standards of Nasdaq and SEC rules.
The Nominating and Corporate Governance Committee considers and periodically reports on matters relating to the size, identification, selection and qualification of the Board of Directors and candidates nominated for the Board of Directors and its committees, and develops and recommends governance principles and policies applicable to the Company. It also assists the Board in its oversight of our compliance with legal and regulatory requirements relating to matters other than financial, accounting, auditing, information technology and cybersecurity matters.
The Nominating and Corporate Governance Committee held four meetings during 2020. The Nominating and Corporate Governance Committee has a written charter, which is available on our website at https://investor.sangamo.com/corporate-governance/governance-overview. The Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below under “—Identification and Evaluation of Nominees for Directors.” In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth below under “—Director Qualifications & Composition.”
Director Qualifications & Composition
The Nominating and Corporate Governance Committee will use a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. The Nominating and Corporate Governance Committee may assess character, judgment, business acumen and scientific expertise, and familiarity with issues affecting the biotechnology and pharmaceutical industries. Other qualifications will be determined on a case-by-case basis, depending on whether the Nominating and Corporate Governance Committee desires to fill a vacant seat or increase the size of the Board to add new directors. In addition, the Nominating and Corporate Governance Committee may also evaluate whether a potential director nominee’s skills are complementary to existing Board members’ skills or meet the Board’s need for operations, management, commercial, financial or other expertise. The Nominating and Corporate Governance Committee strives to maintain a diverse Board reflecting a variety of skills, experiences, perspectives and backgrounds, including age, tenure, gender, race, ethnicity, sexual orientation and other unique characteristics, as it believes that such diversity enhances the Board’s effectiveness in fulfilling its oversight role. Below we highlight certain attributes of our current directors. For purposes of the information below, a ‘diverse’ director is a member of an underrepresented community under California AB 979, defined as ‘an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual or transgender.’
Identification and Evaluation of Nominees for Directors
The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors or senior management, executive recruiting firms, stockholders or other persons. For example, Dr. Hillan was initially recommended to the Nominating and Corporate Governance Committee by our Chief Executive Officer upon the recommendation of another Board Director. In addition, we have in the past and may from time to time again in the future engage a third-party search firm to assist in identifying potential directors. The Board often considers specific industry expertise such as research, development or commercial experience in candidates to make sure the Board is able to oversee all aspects of our business. Candidates for director are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for the Board of Directors. Nominees recommended by stockholders will receive the same consideration that nominees of the Board receive. Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee must provide all information requested by the Nominating and Corporate Governance Committee relating to such recommendation, including the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to Investor Relations at the following address:
Investor Relations Department
Sangamo Therapeutics, Inc.
7000 Marina Boulevard
Brisbane, CA 94005
In evaluating such recommendations, the Nominating and Corporate Governance Committee applies the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.
Leadership Structure of the Board
Under our Bylaws, the Board is not required to appoint our Chief Executive Officer as the Chair of the Board, and the Board does not have a policy on whether or not the roles of Chief Executive Officer and Chair of the Board should be separate. Currently two individuals serve in these two positions. Ms. Parker currently serves as the Chair of the Board. Ms. Parker has extensive knowledge and experience in the life science industry and an in-depth understanding of our business strategies and day-to-day operations, which makes her well suited to set the agenda and lead the discussions at Board meetings as the Chair. The Chair is responsible for chairing Board meetings and meetings of stockholders, setting the agenda for Board meetings and providing information to the Board members in advance of meetings and between meetings. In addition, our Chief Executive Officer, Dr. Macrae, also serves as a director on our Board. The Board believes that Dr. Macrae’s membership as a director provides the Board with an in-depth understanding of our business operations because of his extensive experience and knowledge of the day-to-day management of all aspects of our operations. This also facilitates communications between the Board and management by ensuring a regular flow of information, thereby enhancing the Board’s ability to make informed decisions on critical issues facing our company.
Of the nine directors on the Board following the Annual Meeting, eight directors are independent under applicable Nasdaq corporate governance rules. The Board believes that this establishes a strong independent board that provides effective oversight of the Company. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors conduct regular executive sessions without the presence of Dr. Macrae or any other members of management. We believe that our leadership structure of the Board is appropriate given the nature and size of our business, because it provides both effective independent oversight and expertise in the complexity and management of our operations as a life sciences company.
Oversight of Risk Management by the Board
Our Board of Directors is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. The Audit Committee oversees management of risks associated with our financial and accounting systems, public financial reporting, investment strategies and policy, and certain other matters delegated to the Audit Committee, including risks associated with our information technology systems (including cybersecurity risks). Our Board of Directors regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our lead therapeutic development programs and other preclinical programs as well as financial and strategic risks related to our business and operations.
In addition, the Nominating and Corporate Governance Committee monitors the effectiveness of our corporate policies and manages risks associated with the independence of the Board of Directors and potential conflicts of interest. Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices for all employees, including executives, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks that could have a material adverse effect on the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is periodically informed about such risks. In May 2020, upon the request of the Board, we established an internal compliance committee staffed by employees led by our General Counsel and Chief Compliance Officer, who reports directly to the Board on compliance matters. The compliance committee held quarterly meetings in 2020, starting with the second quarter. We also established a COVID-19 Taskforce in 2020 responsible for developing our internal COVID-19 policies and protocols. This Taskforce meets regularly and was led by our former Chief Financial Officer in 2020 and is now led by our Chief People Officer.
Annual Meeting Attendance
Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, we encourage our directors to attend annual meetings of our stockholders. All of our then current directors who were nominated for re-election attended the 2020 annual meeting of stockholders, which was held online-only in light of public health concerns regarding the ongoing COVID-19 pandemic.
Communications with the Board of Directors
Our Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Although we do not have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to the Sangamo Board of Directors, c/o Investor Relations, 7000 Marina Boulevard, Brisbane, California 94005. Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board.
Code of Business Conduct and Ethics
The Board of Directors has adopted a Code of Business Conduct and Ethics, which is applicable to all employees, including our executive officers, and directors of the Company. A copy of our Code of Business Conduct and Ethics is available on our website at https://investor.sangamo.com/corporate-governance/governance-overview in the Investors + Media Section under Corporate Governance. In the event that we make any amendments to or grant any waivers of, a provision of the Code of Business Conduct and Ethics that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor, on our website.
Prohibitions on Hedging, Pledging and Speculative Transactions
Under the terms of our insider trading policy, none of our directors, officers and other employees may engage in any hedging or monetization transactions relating to our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, all of our officers, directors and employees are prohibited from short-selling our securities or engaging in transactions involving Sangamo-based derivative securities (other than those granted under our employee stock option or equity incentive plans) and are further prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Director Compensation
The following table sets forth certain information regarding the compensation of each non-employee director for service as a member of the Board of Directors during 2020. Dr. Macrae, our President and Chief Executive Officer, is not listed in the following table because he is our employee. Dr. Macrae’s compensation is described under “Executive Compensation” and he received no additional compensation for serving on our Board of Directors in 2020.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2) (3) (5)	Stock Awards ($) (2) (4) (6)	Total ($)
Robert F. Carey	60,000	135,572	104,600	300,172
Stephen G. Dilly (7)	45,000	135,572	104,600	285,172
Kenneth J. Hillan (8)	13,655	200,988	156,450	371,093
John H. Markels (9)	43,750	147,900	38,000	229,650
James R. Meyers	49,402	135,572	104,600	289,574
H. Stewart Parker	83,152	135,572	104,600	323,324
Saira Ramasastry	50,000	135,572	104,600	290,172
Karen L. Smith	47,500	135,572	104,600	287,672
Joseph S. Zakrzewski	55,000	135,572	104,600	295,172
___________________

(1)Consists of the annual retainer fee for service as a member of the Board of Directors or any Board committee. For further information concerning such fees, see the section below entitled “—Director Annual Retainer and Meeting Fees.”
(2)Represents the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718. The assumptions used in the calculation of such grant date fair values are described in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 24, 2021, or the 2020 Form 10-K.
(3)Pursuant to the automatic grant program under our Amended and Restated 2018 Equity Incentive Plan, or the 2018 Plan, Mr. Carey, Dr. Dilly, Mr. Meyers, Ms. Parker, Ms. Ramasastry, Dr. Smith and Mr. Zakrzewski each received an option to purchase 20,000 shares of common stock with an exercise price per share of $10.46 on the date of the 2020 annual meeting of stockholders, and each such option had an aggregate grant date fair value of $135,572. On February 11, 2020, Dr. Markels received an option to purchase 30,000 shares of common stock with an exercise price per share of $7.60 in connection with his appointment to the Board of Directors and such option had an aggregate grant date fair value of $147,900. On September 9, 2020, Dr. Hillan received an option to purchase 30,000 shares of common stock with an exercise price per share of $10.43 in connection with his appointment to the Board of Directors and such option had an aggregate grant date fair value of $200,988.
(4)Pursuant to the automatic grant program under the 2018 Plan, Mr. Carey, Dr. Dilly, Mr. Meyers, Ms. Parker, Ms. Ramasastry, Dr. Smith and Mr. Zakrzewski each received an award of 10,000 restricted stock units, or RSUs, on the date of the 2020 annual meeting of stockholders and each such RSU award had an aggregate grant date fair value of $104,600. On February 11, 2020, Dr. Markels received an award of 5,000 RSUs in connection with his appointment to the Board of Directors and such RSU award had an aggregate grant date fair value of $38,000. On September 9, 2020, Dr. Hillan received an award of 15,000 RSUs in connection with his appointment to the Board of Directors and such RSU award had an aggregate grant date fair value of $156,450.
(5)As of December 31, 2020, the following non-employee directors held options to purchase the following number of shares of our common stock: Mr. Carey, 90,000 shares; Dr. Hillan, 30,000 shares; Dr. Markels, 30,000 shares; Mr. Meyers, 50,000 shares; Ms. Parker, 130,000 shares; Ms. Ramasastry, 90,000 shares; Dr. Smith, 65,000 shares; and Mr. Zakrzewski, 80,000 shares.
(6)As of December 31, 2020, the following non-employee directors held RSUs for the following number of shares of our common stock: Mr. Carey, 10,000 shares; Dr. Hillan, 15,000 shares; Dr. Markels, 5,000 shares; Mr. Meyers, 13,333 shares; Ms. Parker, 10,000 shares; Ms. Ramasastry, 10,000 shares; Dr. Smith, 11,667 shares; and Mr. Zakrzewski, 10,000 shares.
(7)Dr. Dilly resigned from the Board of Directors effective September 30, 2020; accordingly, his retainer fees were prorated over his period of service in 2020.
(8)Dr. Hillan was appointed as a non-employee member of the Board of Directors on September 9, 2020; accordingly, his retainer fees were prorated over his period of service in 2020.
(9)Dr. Markels was appointed as a non-employee member of the Board of Directors on February 11, 2020; accordingly, his retainer fees were prorated over his period of service in 2020.
Processes and Procedures for Determining Director Compensation
The charter of the Compensation Committee provides the Compensation Committee with the responsibility for reviewing, considering and approving compensation programs applicable to non-employee directors. It is the practice of the Compensation Committee to seek input from outside compensation consultants, including Radford, our Compensation Committee’s compensation consultant, as it deems appropriate.
Director Annual Retainer and Meeting Fees
Each non-employee member of the Board of Directors receives an annual cash retainer of $40,000. To the extent the Board of Directors meets more than 10 times in any year, each non-employee member of the Board of Directors will receive, for each meeting in excess of 10, a per meeting fee of $1,000 if attended in person and $500 if attended by video or telephone conference. The Chair of the Board of Directors receives an additional annual cash retainer of $35,000. In addition, the non-employee members of the Board of Directors serving as the Chair of the Audit Committee, the Chair of the Compensation Committee and the Chair of the Nominating and Corporate Governance Committee receive an additional annual cash retainer of

$20,000, $15,000 and $10,000, respectively. Each non-employee member of the Board of Directors serving as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, other than the Chair, receives an additional annual cash retainer of $10,000, $7,500 and $5,000, respectively. All retainer fees are subject to proration for directors who join or leave the Board of Directors or the respective committee or begin or cease to serve as Chair of the Board or the respective committee, during the year.
Equity Incentives Granted Under the 2018 Plan
Under the automatic grant program of the 2018 Plan, each individual who is a non-employee Board member will automatically be granted a nonqualified stock option, or NSO, to purchase common stock and a RSU award on an annual basis as follows: (i) with respect to 2020, a NSO to purchase 20,000 shares of common stock and a RSU award of 10,000 shares of common stock were granted on the date of the 2020 Annual Meeting; and (ii) with respect to each year following 2020, a NSO grant and a RSU award will be granted on the 25th day of February of such year (or if such 25th day is not a trading day, the immediately preceding trading day in February); in each case, provided that such individual is a non-employee Board member on the date of grant, has served as a non-employee Board member for at least three months prior to the date of grant, and will continue serving as a non-employee Board member immediately after the date of grant. The number of shares to be automatically granted annually pursuant to a NSO or a RSU award are determined based on a review of our share price and comparative market data from peer companies. For 2021, a NSO grant of 16,400 shares and a RSU award of 8,200 shares of common stock were granted on February 25, 2021. The shares subject to each annual automatic NSO granted to a continuing Board member will vest in 12 successive equal monthly installments over the one-year period following the date of grant, subject to the director’s continuous service through the applicable vesting dates. The shares subject to the 2020 automatic RSU award granted to a continuing Board member in 2020 will fully vest on the earlier of (x) the first anniversary of the date of grant or (y) the day prior to the next annual stockholders’ meeting, subject to the director’s continuous service through the applicable vesting date. The shares subject to each annual automatic RSU granted to a continuing Board member following 2020 will fully vest on the first anniversary of the date of grant, subject to the director’s continuous service through the applicable vesting date.
Under the automatic grant program of the 2018 Plan, each individual who is initially appointed or elected as a non-employee Board member on or after the 2020 Annual Meeting will, on the date of such appointment or election, automatically be granted a NSO to purchase common stock and a RSU award on an annual basis as follows: (i) with respect to 2020, a NSO to purchase 30,000 shares of common stock and a RSU award of 15,000 shares of common stock; and (ii) with respect to 2021, a NSO to purchase 24,600 shares of common stock and a RSU award of 12,300 shares of common stock. The number of shares to be automatically granted pursuant to an initial NSO or a RSU award are determined based on a review of our share price and comparative market data from peer companies. The shares subject to each initial automatic NSO granted to a newly appointed or elected Board member will vest in 36 successive equal monthly installments over the three-year period following the date of grant, subject to the director’s continuous service through the applicable vesting dates. The shares subject to each initial automatic RSU award granted to a newly appointed or elected Board member will vest in three equal annual installments over the three-year period following the date of grant, subject to the director’s continuous service through the applicable vesting dates.
Each automatic NSO grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of 10 years, subject to earlier termination following the director’s termination of continuous service. Each automatic NSO grant will be immediately exercisable for all of the option shares; however, we may repurchase, at the lower of the exercise price paid per share or the fair market value per share, any shares purchased under the NSO that are not vested at the time of the director’s termination of continuous service.
The shares subject to each automatic NSO grant and each automatic RSU award grant will immediately vest in full upon the director’s termination of continuous service due to death or disability, or upon the occurrence of a change in control or hostile takeover (each as defined in the 2018 Plan), subject to the director’s continuous service through the date of such change in control or hostile takeover.
Accordingly, under the automatic grant program under the 2018 Plan, on the date of the 2020 annual meeting of stockholders, each of Mr. Carey, Dr. Dilly, Mr. Meyers, Ms. Parker, Ms. Ramasastry, Dr. Smith and Mr. Zakrzewski received an option to purchase 20,000 shares of common stock with an exercise price per share of $10.46, and a RSU award of 10,000 shares. On February 11, 2020, Dr. Markels was awarded an initial option to purchase 30,000 shares of our common stock with an exercise price per share of $7.60 and a RSU award of 5,000 shares of common stock, and on September 9, 2020, Dr. Hillan was awarded an initial option to purchase 30,000 shares of our common stock with an exercise price per share of $10.43 and a RSU award of 15,000 shares of common stock.

PROPOSAL NO. 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
General
Under Section 14A(a)(1) of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules (commonly referred to as a “say-on-pay” vote).
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Based on the voting results from the 2017 annual meeting of stockholders, our stockholders voted “For,” and we have adopted, an annual advisory vote on the compensation of the named executive officers in our proxy materials, which will remain in effect until the next required vote on the frequency of stockholder votes on the compensation of named executive officers. Accordingly, the next advisory vote on the compensation of our named executive officers will be held at the 2022 Annual Meeting of Stockholders. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.
We encourage stockholders to read closely the “Executive Compensation” section of this Proxy Statement, beginning with the Compensation Discussion and Analysis, or CD&A, included in the section labeled “Executive Compensation—Compensation Discussion and Analysis,” which describes in detail our executive compensation programs, policies and practices with respect to the compensation of our named executive officers in the year ended December 31, 2020.
Resolution
As described in the CD&A, we believe that our executive compensation programs effectively align the interest of our executive officers with those of our stockholders by linking a significant portion of their compensation to our corporate performance and by providing a competitive level of compensation designed to attract and retain highly qualified executives critical to our success. Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this Proxy Statement, by casting a non-binding advisory vote “FOR” the following resolution:
“Resolved that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion and any related material included in this Proxy Statement.”
Advisory approval of this Proposal No. 2 requires votes “FOR” from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on this Proposal No. 2.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends an advisory vote FOR the resolution to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL NO. 3:
APPROVAL OF THE 2020 EMPLOYEE STOCK PURCHASE PLAN
We are asking our stockholders to approve the Sangamo Therapeutics, Inc. 2020 Employee Stock Purchase Plan, or the 2020 ESPP, at the Annual Meeting. The 2020 ESPP was approved by our Compensation Committee on September 18, 2020, subject to approval by our stockholders.
Approval of the 2020 ESPP will allow us to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the 2020 ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.
If this Proposal No. 3 is approved by our stockholders, the maximum number of shares of our common stock that may be issued under the 2020 ESPP will be 5,000,000 shares, subject to adjustment for certain changes in our capitalization. We do not maintain any other employee stock purchase plans, except the Sangamo Therapeutics, Inc. 2010 Employee Stock Purchase Plan, or the 2010 ESPP. The 2010 ESPP expired on April 30, 2020, but as of March 31, 2021, a total of 2,483,218 shares of our common stock were available for issuance pursuant to outstanding offerings under the 2010 ESPP. As of March 31, 2021, a total of 143,713,525 shares of our common stock were outstanding.
The 2020 ESPP became effective upon the date it was adopted by our Compensation Committee, but no purchase rights may be exercised under the 2020 ESPP unless this Proposal No. 3 is approved by our stockholders.
Description of the 2020 Employee Stock Purchase Plan
The material features of the 2020 ESPP are described below. The following description of the 2020 ESPP is a summary only and is qualified in its entirety by reference to the complete text of the 2020 ESPP. Stockholders are urged to read the actual text of the 2020 ESPP in its entirety, which is attached to this Proxy Statement as Appendix A.
Purpose
The purpose of the 2020 ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success.
The 2020 ESPP permits us to grant purchase rights that are intended to qualify as options issued under an “employee stock purchase plan” (as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code) (under the “423 Component” of the 2020 ESPP), as well as purchase rights that are not intended to so qualify (under the “Non-423 Component” of the 2020 ESPP).
Administration
Our Compensation Committee will administer the 2020 ESPP, unless otherwise determined by our Board. Our Board also retains concurrent authority to administer the 2020 ESPP. Our Compensation Committee will also have the power to delegate to a subcommittee any of the administrative powers our Compensation Committee is authorized to exercise under the 2020 ESPP, and in such case, our Compensation Committee retains the authority to concurrently administer the 2020 ESPP with any such subcommittee. Our Compensation Committee, our Board and any such subcommittee are each considered to be a Plan Administrator for purposes of this Proposal No. 3. The Plan Administrator has the final power to construe and interpret both the 2020 ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the 2020 ESPP, to determine how and when rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the 2020 ESPP.
Stock Subject to 2020 ESPP
Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the 2020 ESPP will be 5,000,000 shares. If any rights granted under the 2020 ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights will again become available for issuance under the 2020 ESPP. The shares of common stock issuable under the 2020 ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.
Offerings
The 2020 ESPP will be implemented by offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the 2020 ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under “Eligibility”).
The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on the first trading day of a new purchase period within the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.
Eligibility
Any individual who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the 2020 ESPP) may participate in offerings under the 2020 ESPP, provided that such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require (except as the Plan Administrator may provide with respect to newly eligible employees or as required by applicable law), but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator (unless prohibited by law) may provide that an employee will not be eligible to be granted purchase rights under the 2020 ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator (unless prohibited by law) may also provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the 2020 ESPP. Furthermore, in the case of any offering under the Non-423 Component of the 2020 ESPP, an eligible employee may be excluded from participation in the 2020 ESPP if the Plan Administrator has determined that the participation of such eligible employee is not advisable or practical for any reason.
No employee will be eligible to participate in the 2020 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.
As of March 31, 2021, we had approximately 430 employees.
Participation in the 2020 ESPP
An eligible employee may enroll in the 2020 ESPP by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions which may not exceed the maximum amount specified by the Plan Administrator. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.
Purchase Price
The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the purchase date.
As of March 31, 2021, the closing price of our common stock as reported on the Nasdaq Global Select Market was $12.53 per share.
Payment of Purchase Price; Contributions
The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. If specifically provided in an offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions by cash, check or such other payment method specified by the Plan Administrator. A participant may change his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the 2020 ESPP and deposited with our general funds, except where applicable law requires that contributions be deposited with a third party. Unless otherwise specified in the offering or required by applicable law, we will have no obligation to pay interest on contributions.

Purchase Limits
In connection with each offering made under the 2020 ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date during such offering, (ii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering and/or (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date under such offering. If the aggregate number of shares of our common stock issuable upon exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.
Withdrawal
Participants may withdraw from a given offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, such employee’s right to participate in that offering will terminate, and we will distribute as soon as practicable to the employee his or her accumulated but unused contributions. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the 2020 ESPP.
Termination of Eligibility
Unless otherwise required by applicable law, a participant’s rights under any offering under the 2020 ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute as soon as practicable to such individual his or her accumulated but unused contributions.
Restrictions on Transfer
Rights granted under the 2020 ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant’s lifetime, such rights may only be exercised by the participant.
Changes in Capitalization
In the event of certain changes in our capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2020 ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding purchase rights; and (iii) the class(es) and number of securities that are the subject of any individual and aggregate purchase limits under each ongoing offering.
Effect of Certain Corporate Transactions
In the event of a corporate transaction (as defined in the 2020 ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the 2020 ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for such outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our common stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights will terminate immediately after such purchase.
For purposes of the 2020 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.
Duration, Amendment and Termination
The Plan Administrator may amend or terminate the 2020 ESPP at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.
Any outstanding purchase rights granted before an amendment or termination of the 2020 ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.
Notwithstanding anything in the 2020 ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit contributions in excess of the amount designated by a participant in order to adjust for mistakes in the processing of properly completed contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s contributions; (iv) amend such purchase rights or clarify any ambiguities regarding the terms of any offering to enable such purchase rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component of the 2020 ESPP; and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the 2020 ESPP. Any such actions by the Plan Administrator will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2020 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of common stock acquired under the 2020 ESPP. The 2020 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.
423 Component
Rights granted under the 423 Component of the 2020 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.
A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, under the 423 Component, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or disposition will depend upon the holding period of the acquired shares.
Under the 423 Component, if the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.
Under the 423 Component, if the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.
There are no federal income tax consequences to us by reason of the grant or exercise of rights under the 423 Component. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).
Non-423 Component
Under the Non-423 Component, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such purchase. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.
Under the Non-423 Component, we are entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by a participant as a result of such purchase (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).
New Plan Benefits under 2020 ESPP
The following table sets forth certain information regarding benefits under the 2020 ESPP.

Name and Position	Number of Shares
Alexander D. Macrae President and Chief Executive Officer	(1)
Sung H. Lee Former Executive Vice President and Chief Financial Officer	— (3)
Gary H. Loeb Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	(1)
D. Mark McClung Executive Vice President, Chief Business Officer	(1)
R. Andrew Ramelmeier Executive Vice President, Technical Operations	(1)
Stéphane Boissel Former Executive Vice President, Corporate Strategy	— (2)
All current executive officers as a group	(1)
All current directors who are not executive officers as a group	— (4)
All current employees, including all current officers who are not executive officers, as a group	(1)
___________________
(1)Participation in the 2020 ESPP is voluntary, and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the 2020 ESPP. However, our Compensation Committee has granted purchase rights under the 2020 ESPP that are subject to stockholder approval of this Proposal No. 3. The number of shares of our common stock that may be purchased pursuant to such purchase rights will depend in part on the fair market value of our common stock on the applicable purchase date and, therefore, is not determinable at this time. However, as of March 31, 2021, there were 219 participants in the 2020 ESPP (including Mr. McClung and Dr. Ramelmeier) and, under the terms of the current offering, the maximum number of shares of our common stock that may be purchased by each participant on any purchase date is 5,000 shares. As of March 31, 2021, Dr. Macrae and Mr. Loeb do not hold any such purchase rights and have not elected to participate in the 2020 ESPP.
(2)Mr. Boissel resigned from his position as Executive Vice President, Corporate Strategy effective July 31, 2020 and, therefore, he was not granted any purchase rights under the 2020 ESPP and is not eligible to participate in the 2020 ESPP.
(3)Mr. Lee resigned from his position as Executive Vice President and Chief Financial Officer effective February 1, 2021 and, therefore, he does not hold any outstanding purchase rights under the 2020 ESPP and is not eligible to participate in the 2020 ESPP.
(4)Our non-employee directors are not eligible to participate in the 2020 ESPP.

Plan Benefits under 2020 ESPP
The following table sets forth certain information regarding purchase rights that have been granted under the 2020 ESPP as of March 31, 2021.

Name and Position	Number of Shares
Alexander D. Macrae President and Chief Executive Officer	— (1)
Sung H. Lee Former Executive Vice President and Chief Financial Officer	— (3)
Gary H. Loeb Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	— (1)
D. Mark McClung Executive Vice President, Chief Business Officer	(1)
R. Andrew Ramelmeier Executive Vice President, Technical Operations	(1)
Stéphane Boissel Former Executive Vice President, Corporate Strategy	— (2)
All current executive officers as a group	(1)
All current directors who are not executive officers as a group	— (4)
Each nominee for election as a director
Alexander D. Macrae	— (1)
Robert F. Carey	— (4)
Kenneth Hillan	— (4)
John H. Markels	— (4)
James R. Meyers	— (4)
H. Stewart Parker	— (4)
Saira Ramasastry	— (4)
Karen L. Smith	— (4)
Joseph S. Zakrzewski	— (4)
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of purchase rights	—
All current employees, including all current officers who are not executive officers, as a group	(1)
___________________
(1)As of March 31, 2021, no shares of our common stock have been purchased under the 2020 ESPP, and no shares of our common stock may be purchased under the 2020 ESPP unless this Proposal No. 3 is approved by our stockholders. Our Compensation Committee has granted purchase rights under the 2020 ESPP that are subject to stockholder approval of this Proposal No. 3. For more information regarding such purchase rights, please see footnote (1) to the table under “New Plan Benefits under 2020 ESPP” above. As of March 31, 2021, Dr. Macrae and Mr. Loeb do not hold any such purchase rights and have not elected to participate in the 2020 ESPP.
(2)Mr. Boissel resigned from his position as Executive Vice President, Corporate Strategy effective July 31, 2020 and, therefore, he was not granted any purchase rights under the 2020 ESPP and has not purchased any shares of our common stock under the 2020 ESPP.
(3)Mr. Lee resigned from his position as Executive Vice President and Chief Financial Officer effective February 1, 2021 and, therefore, he does not hold any outstanding purchase rights under the 2020 ESPP and has not purchased any shares of our common stock under the 2020 ESPP.
(4)Our non-employee directors are not eligible to participate in the 2020 ESPP.
Vote Required
Approval of this Proposal No. 3 requires votes “FOR” from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on Proposal No. 3.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends that the stockholders vote FOR the approval of the Sangamo Therapeutics, Inc. 2020 Employee Stock Purchase Plan.

PROPOSAL NO. 4:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP, our independent registered public accounting firm during 2020, to serve in the same capacity for the year ending December 31, 2021 and is asking the stockholders to ratify this appointment.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Sangamo and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Principal Accounting Fees and Services
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for 2020 and 2019:

	Year Ended December 31,
	2020	2019
Audit fees and expenses(1)	$1,831,183	$1,520,256
Audit-related fees	—	—
Tax fees(2)	74,720	26,780
All other fees	—	—
Total	$1,905,903	$1,547,036
___________________
(1)Includes fees and expenses for the audit of our annual financial statements included in our annual reports on Form 10-K and the related audit of internal control over financial reporting, review of interim financial statements included in our quarterly reports on Form 10-Q, consultations regarding accounting and auditing matters, fees in connection with the filing of our registration statements on Form S-3 and Form S-8 and related amendments and services normally provided in connection with statutory and regulatory filings.
(2)Consists of fees billed for professional services for tax compliance, tax advice and tax planning.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Under its charter, the Audit Committee must pre-approve all engagements of the independent registered public accounting firm for the performance of all audit and non-audit services that are not prohibited and the fees for such services. The Audit Committee has delegated to its Chair the authority to evaluate and approve service engagements on behalf of the full committee in the event a need arises for specific pre-approval between committee meetings. If the Chair approves any such engagements, he will report such approval to the full Audit Committee not later than the next committee meeting.
The Audit Committee has determined that the rendering of other professional services for tax compliance and tax advice by Ernst & Young LLP is compatible with maintaining their independence. The Audit Committee has established a policy governing our use of Ernst & Young LLP for non-audit services. Under the policy, management may use Ernst & Young LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered.
The services provided by Ernst & Young LLP in 2020 were pre-approved in accordance with this policy.
Approval of this Proposal No. 4 requires votes “FOR” from holders of a majority in voting power of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on this Proposal No. 4.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2021.

EXECUTIVE OFFICERS
The following table sets forth information regarding our current executive officers as of March 31, 2021:

Name	Age	Position
Alexander D. Macrae, M.B., Ch.B., Ph.D.	58	President, Chief Executive Officer and Director
Gary H. Loeb	51	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
D. Mark McClung	58	Executive Vice President, Chief Business Officer
R. Andrew Ramelmeier, Ph.D.	59	Executive Vice President, Technical Operations
Jason D. Fontenot, Ph.D.	51	Senior Vice President, Chief Scientific Officer
Robert J. Schott, M.D., M.P.H., F.A.C.C.	63	Senior Vice President, Head of Development
Prathyusha Duraibabu	42	Vice President, Finance; Principal Financial Officer; and Principal Accounting Officer
Alexander D. Macrae. Biographical information regarding Dr. Macrae is set forth under “Proposal No. 1: Election of Directors.”
Gary H. Loeb has served as our Executive Vice President and General Counsel since July 2019 and as our Corporate Secretary and Chief Compliance Officer since September 2019. Mr. Loeb is responsible for all legal matters for Sangamo and has over 20 years of experience in biotechnology, legal transactions and operations, and compliance. Prior to joining Sangamo, Mr. Loeb served from November 2016 to June 2019 as General Counsel, Corporate Secretary and Chief Compliance Officer at Achaogen Inc., a public biopharmaceutical company. As a member of the Executive Team, he built Achaogen’s legal and compliance functions and supported its first product launch for plazomicin, which is listed by the World Health Organization as an “essential medicine.” In April 2019, Achaogen filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code and most of its assets were subsequently sold to a multinational pharmaceutical company. Prior to joining Achaogen, Mr. Loeb served as General Counsel for Sano Intelligence Inc., a medical device company from November 2015 to June 2016, and as Executive Vice President, Business Development and General Counsel of Counsyl, Inc., a health technology company, from 2013 to 2015. Prior to Counsyl, Mr. Loeb was General Counsel at Amyris, Inc., a public synthetic biotechnology company and Vice President of Intellectual Property at Genentech, Inc, where he had roles of increasing responsibility over eleven years. Mr. Loeb received his B.S. and B.A. degrees from Stanford University and his J.D. from Columbia Law School.
D. Mark McClung has served as our Executive Vice President and Chief Business Officer since May 2020. Mr. McClung is responsible for corporate and business development, product strategy and planning, alliance management, patient advocacy, government relations, investor relations, corporate communications and facilities. From February 2019 until joining Sangamo, Mr. McClung consulted to the biopharmaceutical industry, including Sangamo. Prior thereto, from 2015 through February 2019, Mr. McClung was Vice President and General Manager of Global Oncology Commercial at Amgen Inc., a public biopharmaceutical company, which he joined following Amgen’s acquisition of Onyx Pharmaceuticals Inc., where he had served as Senior Vice President & Chief Commercial Officer. For two decades prior, Mr. McClung held roles of increasing responsibility at GlaxoSmithKline in marketing and sales, commercial operations, clinical development and product strategy, and general management in Canada, the United States, and Europe, including as Vice President and Head of Global Commercial for GSK Oncology from 2009 to 2013. Mr. McClung received his bachelor’s degree in Human Kinetics and Biomedical Sciences from the University of Guelph in Ontario, Canada and completed graduate coursework at York University in Toronto and Wharton Business School at the University of Pennsylvania.
R. Andrew “Andy” Ramelmeier, Ph.D. has served as our Executive Vice President, Technical Operations since September 2019 and is responsible for technical operations at Sangamo, including manufacturing, quality, supply chain and process and analytical development. Dr. Ramelmeier joined Sangamo in January 2018 as Senior Vice President, Technical Operations. Dr. Ramelmeier has 30 years of experience in the biopharmaceutical industry, developing and transferring biological processes, designing and building manufacturing facilities, and directing contract manufacturers as well as internal manufacturing operations. From 2014 through 2017, Dr. Ramelmeier served as Senior Vice President, Technical Operations at Portola Pharmaceuticals, Inc., a biopharmaceutical company, where he was responsible for tech transfer, bulk and drug product manufacturing, technical support and supply chain of Portola’s pipeline products. From 2006 to 2014, Dr. Ramelmeier served as Vice President, Manufacturing, Process Sciences and Facilities at BioMarin Pharmaceutical Inc., overseeing multiple commercial biologics products, clinical pipeline, and facilities in Novato, California, and Shanbally, Ireland. Earlier in his career, he held roles of increasing responsibility at Johnson & Johnson and Merck & Co., Inc. Prior to joining industry, Dr. Ramelmeier conducted post-doctoral work in Germany. He received his B.S. in Chemical Engineering from Johns Hopkins and his Ph.D. in Chemical Engineering from the University of California, Berkeley.
Jason D. Fontenot, Ph.D. has served as our Senior Vice President, Chief Scientific Officer since January 2021. Dr. Fontenot oversees all platform and pipeline research activities – advancing Sangamo’s proprietary genomic medicine technology in support of a diverse clinical pipeline. Dr. Fontenot joined Sangamo in March 2019 as Senior Vice President, Cell Therapy. In that role, Dr. Fontenot oversaw Sangamo’s engineered cell therapy portfolio, including a proprietary chimeric antigen receptor regulatory T cells pipeline, and partnerships with Sanofi S.A., or Sanofi, and Kite Pharma Inc., or Kite, a Gilead Company. Dr. Fontenot has an extensive background in cell therapy and drug development, having previously served as Chief Scientific Officer at Immusoft Corporation, a biotechnology company, from July 2018 to March 2019, Head of Exploratory Research at Juno Therapeutics Inc., a biopharmaceutical company, from January 2016 to January 2018 when it was acquired by Celgene Corporation, and for nearly a decade as a group leader in the immunology department at Biogen Inc. Dr. Fontenot has expertise in lymphocyte biology, cell and genetic engineering and immune-mediated disease. Dr. Fontenot conducted post-doctoral work at Rockefeller University in New York City. He received his Ph.D. in Immunology from the University of Washington in Seattle working in the laboratory of Dr. Alexander Rudensky.
Robert J. Schott, M.D., M.P.H., F.A.C.C., has served as our Senior Vice President, Head of Development since February 2021. Dr. Schott is responsible for leading our clinical development organization across all phases of drug development and regulatory approval. Prior to joining Sangamo, Dr. Schott served from March 2017 to January 2021 as the Chief Medical Officer at Chorus, an autonomous early-phase development engine within Eli Lilly and Company, a public pharmaceutical company, where he oversaw teams working to expand Eli Lilly’s pipeline. He previously joined Eli Lilly in 2014 as a Global Launch Leader. Earlier in his career, Dr. Schott served as a Cardiovascular Department Chair and Vice President of Medical Affairs at Sutter Medical Center Sacramento while continuing to care for patients as an invasive cardiologist. Dr. Schott received his B.S. in Biomedicine, M.D. and M.P.H. in Epidemiology from the University of Michigan. He trained in cardiovascular medicine at the Massachusetts General Hospital after working as a post-doctoral fellow at the Harvard Medical School.
Prathyusha Duraibabu has served as our Principal Financial Officer since March 2021, our Principal Accounting Officer since June 2019 and our Vice President, Finance since March 2019. Ms. Duraibabu has over 22 years of experience in optimizing financial operations, driving organizational change, building diverse teams and delivering results. Prior to joining us, Ms. Duraibabu served as Corporate Controller at Pacific Biosciences of California, Inc., a public commercial biotechnology company, from June 2010 to March 2019, where she was responsible for global financial operations, strategy, audit and tax. Ms. Duraibabu received her B.S. in Accounting from Oxford Brookes University in Oxford, United Kingdom, and her M.B.A. from San Jose State University. Ms. Duraibabu is a Certified Public Accountant in the State of California.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to Sangamo with respect to the beneficial ownership of our common stock as of March 31, 2021, except as noted, by (i) all persons who were beneficial owners of 5% or more of our common stock based on 143,713,525 shares outstanding as of March 31, 2021, (ii) each current director (which includes all nominees for director), (iii) each of our named executive officers, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Sangamo Therapeutics, Inc., 7000 Marina Boulevard, Brisbane, CA 94005. Except as otherwise indicated or to the extent authority may be shared by both spouses under applicable law, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Biogen, Inc. (1) 225 Binney Street Cambridge, MA 02142	24,420,157	17.0	%
Wasatch Advisors, Inc. (2) 505 Wakara Way Salt Lake City, UT 84108	10,072,381	7.0	%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	9,566,415	6.7	%
Vanguard Group Inc. (4) 100 Vanguard Blvd. Malvern, PA 19355	8,453,658	5.9	%
Alexander D. Macrae (5)	1,611,535	1.1	%
Stéphane Boissel (6)	3,449		*
Robert F. Carey (7)	121,400		*
Kenneth J. Hillan (8)	46,400		*
Sung H. Lee (9)	9,540		*
Gary H. Loeb (10)	134,547		*
John H. Markels (11)	48,067		*
D. Mark McClung	—		*
James R. Meyers (12)	78,067		*
H. Stewart Parker (13)	169,400		*
Saira Ramasastry (14)	121,400
R. Andrew Ramelmeier (15)	199,721		*
Karen L. Smith (16)	97,233		*
Joseph S. Zakrzewski (17)	136,400		*
All current directors and executive officers as a group (15 persons) (18)	2,957,631	2.1	%
___________________
*Less than 1%.
(1)This information is based solely on information contained in the Schedule 13G filed with the SEC on April 17, 2020 by Biogen Inc. and Biogen MA Inc. There have been no reported changes to the beneficial ownership of Biogen Inc. and Biogen MA, Inc. since April 8, 2020. We and Biogen MA, Inc., or BIMA, are party to a voting agreement in which BIMA has agreed that, excluding specified extraordinary matters, it will vote its shares in accordance with our recommendation and has granted us an irrevocable proxy with respect to the foregoing. Such voting provisions expire on the earlier of (i) April 9, 2022, (ii) the date that BIMA beneficially owns less than 5% of our common stock and (iii) the date our collaboration agreement with BIMA and Biogen International GmbH, which we refer to together as Biogen, is terminated; provided, however, that in no event shall such expiration date be prior to April 9, 2021. None of the proposals in this Proxy Statement are extraordinary matters for purposes of our voting agreement with BIMA and we intend to instruct BIMA to vote “For” each of the proposals, including for each nominee for director, pursuant to the voting agreement.
(2)This information is based solely on information contained in the Schedule 13G/A filed with the SEC on February 11, 2021 by Wasatch Advisors, Inc., or Wasatch. The Schedule 13G/A provides information only as of December 31, 2020 and, consequently, the beneficial ownership of Wasatch may have changed between December 31, 2020 and March 31, 2021.
(3)This information is based solely on information contained in the Schedule 13G/A filed with the SEC on February 1, 2021 by BlackRock, Inc., or BlackRock. BlackRock, as a parent holding company or control person, may be deemed to beneficially own the indicated shares and has sole dispositive power over 9,566,415 shares and sole voting power over 9,411,748 shares. BlackRock reported its beneficial ownership on behalf of itself and the following: BlackRock life Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited;, BlackRock Fund Advisors; and BlackRock Fund Managers Ltd. The Schedule 13G/A provides information only as of December 31, 2020 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2020 and March 31, 2021.

(4)This information is based solely on information contained in the Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, Inc., or Vanguard. Vanguard may be deemed to beneficially own the indicated shares and has sole dispositive power over 8,099,242 shares, shared dispositive power over 354,416 shares, and shared voting power over 262,029 shares. Vanguard reported its beneficial ownership on behalf of itself and the following: Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Ltd; Vanguard Investments Australia, Ltd, Vanguar5d Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard investments UK, Limited. The Schedule 13G/A provides information only as of December 31, 2020 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2020 and March 31, 2021.
(5)Includes 1,536,436 shares of common stock subject to options exercisable within 60 days after March 31, 2021.
(6)Mr. Boissel resigned from his position as Executive Vice President, Corporate Strategy effective July 31, 2020.
(7)Includes (i) 106,400 shares of common stock subject to options exercisable within 60 days after March 31, 2021, of which 94,100 shares fully vest within 60 days of March 31, 2021, and the remaining 12,300 shares are currently exercisable but do not vest within 60 days of March 31, 2021 and would be subject to repurchase upon cessation of continuous service if exercised prior to vesting and (ii) RSUs covering 10,000 shares of common stock that vest and become issuable within 60 days of March 31, 2021.
(8)Includes 46,400 shares of common stock subject to options exercisable within 60 days after March 31, 2021, of which 10,766 shares fully vest within 60 days of March 31, 2021, and the remaining 35,634 shares are currently exercisable but do not vest within 60 days of March 31, 2021 and would be subject to repurchase upon cessation of continuous service if exercised prior to vesting.
(9)Mr. Lee resigned from his position as Executive Vice President and Chief Financial Officer effective February 1, 2021.
(10)Includes 128,644 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2021.
(11)Includes 46,400 shares of common stock subject to options exercisable within 60 days of March 31, 2021, of which 16,600 shares fully vest within 60 days of March 31, 2021, and the remaining 29,800 shares are currently exercisable but do not vest within 60 days of March 31, 2021 and would be subject to repurchase upon cessation of continuous service if exercised prior to vesting.
(12)Includes (i) 66,400 shares of common stock subject to options exercisable within 60 days of March 31, 2021 of which 39,100 shares fully vest within 60 days of March 31, 2021, and the remaining 27,300 shares are currently exercisable but do not vest within 60 days of March 31, 2021 and would be subject to repurchase upon cessation of continuous service if exercised prior to vesting and (ii) RSUs covering 10,000 shares of common stock that vest and become issuable within 60 days of March 31, 2021.
(13)Includes (i) 146,400 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2021, of which 134,100 shares fully vest within 60 days of March 31, 2021, and the remaining 12,300 shares are currently exercisable but do not vest within 60 days of March 31, 2021 and would be subject to repurchase upon cessation of continuous service if exercised prior to vesting and (ii) RSUs covering 10,000 shares of common stock that vest and become issuable within 60 days of March 31, 2021.
(14)Includes (i) 106,400 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2021, of which 94,100 shares fully vest within 60 days of March 31, 2021, and the remaining 12,300 shares are currently exercisable but do not vest within 60 days of March 31, 2021 and would be subject to repurchase upon cessation of continuous service if exercised prior to vesting and (ii) RSUs covering 10,000 shares of common stock that vest and become issuable within 60 days of March 31, 2021.
(15)Includes 176,562 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2021.
(16)Consists of (i) 81,400 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2021, of which 68,266 shares fully vest within 60 days of March 31, 2021, and the remaining 13,134 shares are currently exercisable but do not vest within 60 days of March 31, 2021 and would be subject to repurchase upon cessation of continuous service if exercised prior to vesting and (ii) RSUs covering 10,000 shares of common stock that vest and become issuable within 60 days of March 31, 2021.
(17)Includes (i) 96,400 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2021, of which 84,100 shares fully vest within 60 days of March 31, 2021, and the remaining 12,300 shares are currently exercisable but do not vest within 60 days of March 31, 2021 and would be subject to repurchase upon cessation of continuous service if exercised prior to vesting and (ii) RSUs covering 10,000 shares of common stock that vest and become issuable within 60 days of March 31, 2021.
(18)The percentages are calculated based on 143,713,525 shares outstanding as of March 31, 2021. Shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days after March 31, 2021, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Because Mr. Boissel resigned effective July 31, 2020 and Mr. Lee resigned effective as of February 1, 2021, the number of shares and percentage ownership indicated in the table above with respect to the beneficial ownership of all directors and executive officers as a group do not include any shares beneficially owned by Mr. Boissel or Mr. Lee.
DELINQUENT SECTION 16(a) REPORTS
The members of the Board of Directors, our executive officers and persons who beneficially own more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16 of the Exchange Act, as amended, which require them to file reports with respect to their beneficial ownership of the common stock and their transactions in such common stock. Based upon (i) a review of Forms 3 and 4 and any amendments thereto filed electronically with the SEC during 2020, (ii) a review of Forms 5 and any amendments thereto filed electronically with the SEC with respect to 2020, and (iii) written representations that no Form 5 reports were required, we believe that all reporting requirements under Section 16 for such year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners, except for the following: Dr. Ramelmeier filed two Form 4 reports late, each disclosing one transaction occurring in 2020; each of Mr. Carey, Dr. Dilly, Mr. Meyers, Ms. Parker, Ms. Ramasastry, Dr. Smith and Mr. Zakrzewski, filed an amendment to a previously filed Form 4 revising disclosures for two transactions occurring in 2020; and Biogen Inc. and Biogen MA Inc. filed one Form 3 late disclosing one transaction occurring in 2020.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
It is our intent in this CD&A to inform our stockholders of the policies and objectives underlying the compensation programs for our executive officers. Accordingly, we will address and analyze the key elements of the compensation provided to our principal executive officer, our principal financial officer during 2020, our three other most highly compensated executive officers as of December 31, 2020 and a former highly compensated executive officer who was not serving as an executive officer as of December 31, 2020. We refer to these officers as our “named executive officers.”

Alexander D. Macrae	President and Chief Executive Officer
Sung H. Lee (1)	Former Executive Vice President and Chief Financial Officer
Gary H. Loeb	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
D. Mark McClung (2)	Executive Vice President, Chief Business Officer
R. Andrew Ramelmeier	Executive Vice President, Technical Operations
Stéphane Boissel (3)	Former Executive Vice President, Corporate Strategy
___________________

(1)Mr. Lee resigned effective February 1, 2021.
(2)Mr. McClung commenced employment with us effective May 1, 2020.
(3)Mr. Boissel resigned effective July 31, 2020.
Executive Summary
Our Business
We are a clinical stage genomic medicine company committed to translating ground-breaking science into medicines to transform patients’ lives using our platform technologies in gene therapy, cell therapy and genome engineering. We plan to deliver on this mission through (i) development of our clinical and preclinical product candidates, (ii) our novel science and (iii) our in-house manufacturing capabilities.
Our Product Candidates
Our current clinical-stage product candidates are:
•Giroctocogene fitelparvovec, also known as SB-525, our lead product candidate, is a gene therapy for the treatment of hemophilia A and is currently being evaluated in the registrational Phase 3 AFFINE (efficAcy and saFety Factor vIii geNe thErapy) clinical trial. We are developing giroctocogene fitelparvovec with our collaborator Pfizer Inc., or Pfizer;
•ST-920, our wholly-owned gene therapy product candidate for the treatment of Fabry disease, is currently being evaluated in our Phase 1/2 STAAR clinical study;
•BIVV003, our cell therapy product candidate for the treatment of sickle cell disease, or SCD, is currently being evaluated in our Phase 1/2 PRECIZN-1 clinical study. We are developing BIVV003 with our collaborator Sanofi; and
•ST-400, our cell therapy product candidate for the treatment of transfusion dependent beta thalassemia, is currently being evaluated in our Phase 1/2 Thales clinical study. We are developing ST-400 with our collaborator Sanofi.
In addition, we expect to initiate clinical studies for two additional product candidates in 2021:
•TX200, our wholly-owned Chimeric Antigen Receptor, or CAR, engineered regulatory T cell, or CAR-Treg, cell therapy product candidate for the treatment of HLA-A2 mismatched kidney transplant rejection; and
•KITE-037, our allogeneic anti-CD19 CAR-T cell therapy product candidate for the treatment of cancer. We are developing KITE-037 with our collaborator Kite, a wholly-owned subsidiary of Gilead Sciences, Inc.
Moreover, we are focusing our preclinical development in emerging areas for us including CAR-Treg cell therapies for autoimmune disorders and genome engineering for neurological diseases. Indications for our other preclinical programs include neurodevelopmental disorders, cancer, inflammatory bowel disease, or IBD, tauopathies such as Alzheimer’s and neurodegenerative diseases such as amyotrophic lateral sclerosis, or ALS, multiple sclerosis, or MS, and Huntington’s disease, some of which we are developing with our collaborators Biogen, Kite, Novartis Institutes for BioMedical Research, Inc., or Novartis, Pfizer and Takeda.
Our multiple collaborations with biopharmaceutical companies bring us important financial and strategic benefits and reinforce the potential of our research and development efforts and our zinc finger protein, or ZFP, technology platform. They leverage our collaborators’ therapeutic and clinical expertise and commercial resources with the goal to bring our medicines more rapidly to patients. We believe these collaborations reflect the value of our ZFP technology platform and will potentially expand the addressable markets of our product candidates. To date, we have received approximately $815.0 million in upfront licensing fees, milestone payments and proceeds from sale of our common stock to collaborators and have the right to earn up to $7.0 billion in future milestone payments from our collaborations, in addition to potential product royalties.
Our Novel Science
We are a leader in the research and development of ZFPs, which are naturally occurring sequence specific DNA binding proteins found in humans and other species. We have developed a proprietary synthetic ZFP technology platform with potential clinical utility in (i) genome editing and genome regulation, which we refer to together as genome engineering and (ii) gene-edited cell therapy, which we refer to as cell therapy.
Our strategy is to translate our differentiated and versatile ZFP technology platform to product candidates with best- or first-in-class clinical potential. For example, ZFPs can be engineered to make zinc finger nucleases, or ZFNs, which are proteins that can be used to edit genomes by specifically modifying DNA sequences by knocking in or knocking out select genes. ZFPs can also be engineered to make ZFP transcription factors, or ZFP-TFs, which are proteins that can be used to regulate genomes by selectively increasing or decreasing gene expression.
In the process of developing these genome engineering technologies, we have additionally accrued significant scientific, manufacturing and development capabilities, as well as related know-how, that are broadly applicable to the field of gene therapy, which we have used to develop our gene therapy product candidates.
Finally, we have also leveraged our ZFP technology platform and technologies obtained through acquisitions to become a leader in researching and developing CAR-Treg product candidates for the treatment of autoimmune and inflammatory diseases in broad patient populations, including kidney transplant rejection, MS and IBD. CAR-Tregs are considered to have enhanced suppressive function over polyclonal regulatory T cells, or Tregs, due to the antigen-specificity introduced by the CAR.
Our In-House Manufacturing
We believe that our current and future in-house manufacturing capacity provides us a competitive advantage. We currently operate an in-house adeno-associated virus, or AAV, manufacturing facility in our Brisbane, California headquarters, and we are building cell therapy manufacturing facilities in Brisbane, California and Valbonne, France, which we expect to be operational by the end of 2021. Our manufacturing strategy is to provide greater flexibility, quality and control by building a balanced and necessary capacity achieved through our in-house manufacturing and contract manufacturing organization, or CMO, partnerships, investing in manufacturing processes and analytics and developing a strong supply chain.
2020 Performance Highlights
During 2020, we continued to advance the application and value of our technology platforms, as we work towards becoming a sustainable, fully integrated biopharmaceutical company. Our 2020 accomplishments included the following:
•New collaborations
◦We entered into a new collaboration with Novartis for the development of gene regulation therapies to treat neurodevelopmental disorders.
◦We entered into a new collaboration with Biogen for the development of gene regulation therapies to treat neurological diseases.
•Clinical progress
◦We achieved clinical milestones under our collaborations with Pfizer related to the initiation of the Phase 3 AFFINE registrational trial for giroctocogene fitelparvovec, our first Phase 3 product candidate, and the completion of our research obligations under our genome engineering collaboration developing product candidates to treat amyotrophic lateral sclerosis, or ALS, and frontotemporal lobar degeneration.
◦We initiated our Phase 1/2 STAAR study evaluating our ST-920 gene therapy product candidate to treat Fabry disease.
◦We continued to prepare and seek the regulatory approvals for initiating our planned Phase 1/2 STEADFAST clinical study evaluating our TX200 CAR-Treg cell therapy product candidate to treat HLA-A2 mismatched kidney transplant rejection.

•Enhanced manufacturing capabilities
◦We brought online in 2020 an in-house AAV manufacturing facility in our Brisbane, California headquarters and continued building cell therapy manufacturing facilities in Brisbane, California and Valbonne, France.
•Grew resources and infrastructure
◦We began 2020 with cash, cash equivalents and marketable securities of $384.3 million and finished 2020 with cash, cash equivalents and marketable securities of $692.0 million.
◦We continued to grow our personnel and infrastructure.
◦We achieved these 2020 accomplishments while successfully managing impacts to our business and operations from the global COVID-19 pandemic.
Objectives of Our Compensation Program
We are focused on translating groundbreaking science into genomic medicines with the potential to transform people’s lives using our platform technologies in gene therapy, cell therapy and genome engineering. To achieve this strategic business objective, we emphasize recruiting executives with significant industry or scientific experience, including in the areas of clinical development, medical affairs, product development, commercial planning and research innovation. This is a highly competitive industry, and our success depends upon our ability to attract and retain qualified executives through competitive compensation packages. The Compensation Committee administers the compensation programs for our executive officers with this competitive environment and our need to attract and retain qualified executives in mind.
To this end, the primary objectives of our compensation program are to:
Alignment of Executive Compensation Program with Business Strategy
Biotechnology research, development and commercialization require sustained and focused effort over many years and involve a high degree of risk. As a consequence, the Compensation Committee believes our compensation program must balance long-term incentives that reward for the realization of our long-term strategic objectives with near-term compensation that rewards for the achievement of annual goals that further the attainment of our long-term objectives and align the interests of our executives with those of our stockholders.
The Compensation Committee generally believes that a formulaic or purely quantitative approach to executive compensation is not the best way to foster long-term success for us as a clinical-stage biotechnology company that is not yet profitable. Instead, the Compensation Committee sets annual performance objectives on which it believes our executive officers should focus during the year in order to achieve our business goals, including, for 2020, aggressive pre-established clinical, R&D, manufacturing, business and corporate development objectives.
The Compensation Committee strives to create a positive relationship between its compensation program and our corporate performance and considers competitive market dynamics, the business environment in which the results were achieved and any unplanned positive or negative events when making compensation decisions. A significant portion of the total compensation opportunity for each of our named executive officers is directly related to our stock price and to other performance factors that measure our progress against our strategic objectives.
In order to assure that the compensation programs for our named executive officers remain competitive with peer companies, accomplish our pay-for-performance objectives, and create rewards for the realization of our long-term strategic objectives, the Compensation Committee works with Radford to obtain the advice and market data needed to ensure that the compensation programs achieve these goals.

Key Features of Our Executive Compensation Program

What We Do	What We Don’t Do
 ✓ Design executive compensation to align pay with performance

 ✓ Emphasize performance-based compensation, with 100% of CEO’s cash incentive compensation based on pre-established corporate performance goals

 ✓ Include a “double-trigger” change-in-control provision in all equity awards granted to our named executive officers

 ✓ Cap the cash incentive compensation plan payouts

 ✓ Subject our program to independent review by the Compensation Committee’s independent compensation consultant

 X Provide tax gross-ups

 X Allow repricing of stock options without stockholder approval

 X Offer significant perquisites or personal benefits to our named executive officers

 X Allow hedging or pledging of our securities by employees

 X Offer a defined benefit pension plan, deferred compensation plan or supplemental executive retirement plan

How We Determine Executive Compensation
Role of the Compensation Committee and Executive Officers
The Compensation Committee assists the Board of Directors in fulfilling its fiduciary responsibilities with respect to the oversight of our affairs in the areas of our compensation plans, policies and programs, especially those regarding executive compensation and employee benefits.
The Compensation Committee’s responsibilities include, among other things: (i) approving philosophy for compensation of our executive officers and key employees; (ii) adopting, administering and reviewing compensation plans and programs for our executive officers and key employees, including equity and retirement plans; (iii) approving executive employment contracts and severance and change in control arrangements; (iv) approving compensation programs applicable to non-employee members of the Board; (v) approving general compensation levels for our executive officers, with the exception of Dr. Macrae; (vi) evaluating the performance and leadership of Dr. Macrae and recommending to the Board his total compensation package; (vii) reviewing with Dr. Macrae his evaluation of the performance of the executive officers other than him and of our key employees, and approving each such executive officer’s and key employee’s total compensation package; (viii) reviewing and monitoring management development and succession plans; (ix) conducting risk assessments of our compensation programs; (x) considering stock ownership guidelines for directors and employees; and (xi) reviewing and discussing with management our Compensation Discussion and Analysis and preparing a report on executive compensation, each for inclusion in this Proxy Statement.
The Compensation Committee does not delegate any of its functions to others in determining executive compensation.
In making executive compensation determinations, the Compensation Committee considers recommendations from Dr. Macrae. In making his recommendations, Dr. Macrae receives input from our human resources department and from the individuals who manage the other executive officers. While Dr. Macrae discusses his recommendations for the other executive officers with the Compensation Committee, he does not participate in the deliberations or determination of his own compensation. Members of our finance, human resources and legal departments periodically attend Compensation Committee meetings.
Factors Used in Determining Executive Compensation
The Compensation Committee sets the compensation of our executive officers at levels that the Compensation Committee determines to be competitive and appropriate for each named executive officer, using the Compensation Committee’s professional experience and judgment. The Compensation Committee does not use a formulaic approach to setting executive pay, but rather it considers multiple relevant factors, which may vary from year to year. The figure below reflects the factors the Compensation Committee generally considers in determining and approving the amount, form and mix of pay for our named executive officers.

Role of Independent Compensation Consultant
The Compensation Committee retained the services of Radford in order to (1) review the peer group selection criteria and specific peer companies, (2) assess compensation levels and mix of elements for our executive officers and vice presidents for 2020, (3) advise the Compensation Committee on executive compensation and governance trends based on peer group trends and market practices (including severance arrangements), and (4) advise the Compensation Committee on compensation programs applicable to our non-employee directors. Radford also provides the Compensation Committee with comparative market data in connection with setting the compensation for new executives. The Compensation Committee determined that Radford was independent using criteria established by Nasdaq for evaluating the independence of advisors to the Compensation Committee.
Comparative Analysis
For purposes of measuring the competitive positioning of our compensation packages for 2020, in September 2019, the Compensation Committee selected our peer companies primarily using the following criteria: (i) companies that fall within a specific market capitalization range of approximately one-third to three times our market capitalization at the time of the peer evaluation ($500 million to $5.0 billion at the time we selected our 2020 peer group); (ii) biopharmaceutical companies in the pre-commercial Phase 2 or Phase 3 stage of development; and (iii) companies with 200 to 800 employees. In addition, we prefer companies that are headquartered in core biotechnology hubs, particularly within the San Francisco Bay Area and other California markets, where we both recruit and may lose executive talent. Because the biotechnology industry is a dynamic industry, the comparator group used by the Compensation Committee to measure the competitive positioning of our compensation packages is periodically updated to ensure that companies continue to meet the established criteria. At the time the peer group was established, our 30-day market capitalization was comparable to the 33rd percentile of the peers, validating the reasonableness of the peer group.
The selected comparable companies for purposes of making compensation decisions for 2020, or the 2020 peer group, were as follows, with new additions to the 2020 peer group in bold:

Acceleron Pharma	Fate Therapeutics
Aimmune Therapeutics	Intellia Therapeutics
AnaptysBio	Iovance Biotherapeutics
Arena Pharmaceuticals	MacroGenics
Arrowhead Pharmaceuticals	Mirati Therapeutics
Atara Biotherapeutics	MyoKardia
Audentes Therapeutics	Odonate Therapeutics
ChemoCentryx	REGENXBIO
CRISPR Therapeutics	Revance Therapeutics
Cytokinetics	Spark Therapeutics
Denali Therapeutics	Ultragenyx Pharmaceutical
Editas Medicine	Xencor

The following companies were part of the selected comparable companies for purposes of making compensation decisions for 2019 but were excluded from the 2020 peer group as they no longer complied with the updated selection criteria: bluebird bio, Dynavax Technologies, Global Blood Therapeutics, Immunogen and Rigel Pharmaceuticals.
Use of Comparative Data
When setting pay, the Compensation Committee examines the market data derived by Radford from the peer group that ranges from the 25th to the 75th percentiles. We do not have a set formula or benchmark for pay. Instead, the Compensation Committee references the market data as one input before making position-specific compensation decisions. We generally seek to manage compensation within the peer group range, if warranted by performance and other factors the Compensation Committee considers relevant in making specific pay decisions. A specific executive officer may be paid below or above the target range based on individual performance, experience, skills and the importance of the executive’s position to us. The Compensation Committee considers this approach to determining pay appropriate given that we operate in the highly competitive San Francisco Bay Area talent market, where the particularly intense competition for executive talent requires us to ensure that our overall compensation program is competitive to attract and retain strong leadership for our long-term success based on performance.
2020 Advisory Vote on Executive Compensation
At the 2020 annual meeting of stockholders, we conducted our fifth advisory vote on executive compensation. At such meeting, approximately 91% of the votes cast on the advisory vote proposal were supportive of our named executive officer compensation program as disclosed in our proxy statement.
The Compensation Committee reviewed the advisory vote results in the context of our overall compensation philosophy and programs, and based on the level of support, determined that no significant changes to our compensation policies and programs were necessary. The Compensation Committee will continue to consider the results from future stockholder advisory votes on executive compensation and other relevant market developments affecting executive officer compensation in order to determine whether any subsequent changes to our executive compensation programs and policies would be warranted to reflect any stockholder concerns reflected in those advisory votes or to address market developments.
Design of the Executive Compensation Program and Key Components
Target Total Compensation
As discussed above, the development and commercialization of biotechnology products involve a high degree of risk. The Compensation Committee regularly evaluates the relative importance of equity and cash components of total compensation when determining the level and structure of annual pay based on the business priorities established by the Board of Directors. Target total compensation for 2020, as shown below for Dr. Macrae, reflects annual base salary, annual target cash incentive compensation and the grant date fair value of stock options and RSU awards granted during the year (as such stock options and RSU awards are reported in the Summary Compensation Table). The Compensation Committee at least annually assesses the allocation of equity awards between stock options and RSU awards in connection with a review of our outstanding shares, our stock price and comparative market data of peer companies.

CEO
2020 Target Total Compensation Mix
82% At-Risk
40%
Stock Options
31%
Restricted Stock Units
11%
Target Cash Incentive Compensation
18%
Base Salary

Key Elements of Our Executive Compensation Program

Component	Key Features	Purpose
Base Salary
•Fixed cash compensation

•Annual increases are not guaranteed

•Amounts are reviewed and determined annually (or at the time of a change in the executive’s title or position during the year)

•Amounts determined based on market data, individual performance, experience, skills and the importance of the executive’s position

•Enables us to attract and retain skilled and experienced executives and to provide a level of economic security for executives from year to year

•Provides fixed level of compensation that is competitive within our industry and geographic area

Cash Incentive Compensation
•Cash compensation under the Sangamo Therapeutics, Inc. Amended and Restated Incentive Compensation Plan, or the Incentive Plan, which is dependent upon achievement of performance objectives

•Target amounts are reviewed and determined annually (or at the time of a change in the executive’s title or position during the year) and expressed as a percentage of base salary

•Actual amounts paid are based on the extent corporate objectives are attained as determined by the Compensation Committee, and for executive officers other than Dr. Macrae, on the achievement of pre-established individual goals

•Provides executive officers with a direct financial incentive in the form of cash incentive compensation tied to our achievement of aggressive pre-established corporate performance goals for the year based on our annual operating plan

•Aligns pay structure and mix with, and ensures that our total cash compensation is within, competitive norms within the peer group and more broadly in the sector

•Aligns a portion of the executive’s cash compensation to specific pre-established corporate and individual goal achievement to reinforce our performance-based culture

Equity Compensation
•Generally in the form of stock options and/or RSUs which are “at-risk” because the realized value is dependent upon our stock price. We generally allocate total equity value in a 2:1 ratio between stock options and RSUs. Vesting schedules have been devised with a goal of retention and long-term accountability

•The exercise price for stock options is equal to the closing price of our stock on the option grant date. 25% of the option shares vest and become exercisable on the one-year anniversary of the option grant date and the remaining option shares vest and become exercisable in 36 equal monthly installments over the 36-month period measured from the first anniversary of the option grant date, subject to continuous service through each applicable vesting date

•Each RSU provides the recipient with one share of our common stock at a designated issue date following the vesting of that unit, without the payment of an exercise price or other cash consideration for the issued share. 1/3rd of the shares vest in three equal annual installments over the three-year period measured from the grant date, subject to continuous service through each applicable vesting date

•Executives are eligible for equity awards in connection with annual performance reviews and at time of hire

•Provides long-term incentives that align the interests of our work force with the achievement of our long-term vision to develop and commercialize pharmaceutical products which occurs over time

•Given the time periods involved in biotechnology development, we believe that long-term incentives are critical to our success, as they aid in retention, mitigate short-term risk taking and instill a long-term focus on maximizing stockholder value

•We believe that a mix of stock options and RSUs reinforces the long-term nature of our business and alignment with our stockholders by rewarding for improvements in stock price over a period of time; we issue stock options to reward for future performance and appreciation while providing RSUs to manage the natural market volatilities of a clinical-stage company, provide retention incentives during the vesting period and reinforce a culture of ownership

•By granting RSUs, we can also reduce the dilutive effect of the equity incentive awards, which benefits our stockholders over time

2020 Compensation Decisions
2020 Base Salary
We determine increases to the base salary of all employees annually as part of our annual performance review process. These increases generally range from 0-5%.
In December 2019, we conducted annual performance reviews for 2019 for the named executive officers. In early 2020, the Compensation Committee considered these reviews, role criticality and advice from Radford and comparative data from our peer group and determined to increase base salaries as set forth below. The Compensation Committee specifically considered Dr. Macrae’s responsibility for the Company’s achievement of its corporate objectives; Mr. Lee’s work in strategizing external communications and meeting with investors, his effective oversight of facilities and IT, and his preparation for 2020 investor conferences; Mr. Loeb’s successfully building out a high-performing legal department, overseeing the Company’s corporate governance practices and policies, supporting the Board and all of its committees, participating in and supporting licensing and collaboration transactions, and updating internal legal systems and infrastructure; Dr. Ramelmeier’s leadership in growing our technical operations capacities and skills, his role in leading the successful completion and articulation of the manufacturing roadmap, and his oversight of our successful global integration of manufacturing and R&D priorities and programs; and Mr. Boissel’s business development leadership for the Biogen and Novartis deals, his accomplishments as our interim principal financial officer, his leadership in providing cross-functional support for IT, facilities and alliance management, and his support of the corporate integration of Sangamo Therapeutics France, S.A.S., or Sangamo France. In general, the base salaries of our named executive officers for 2020 were between the 50th and 75th percentiles of the market data derived from the peer group.

Name	2020 Annual Base Salary ($)	2019 Annual Base Salary ($)	Percent Increase
Alexander D. Macrae	681,797	661,939	3%
Sung H. Lee (1)	438,262	435,000	1.5%
Gary H. Loeb (2)	406,000	400,000	1.5%
D. Mark McClung (3)	415,000	—	NA
R. Andrew Ramelmeier	416,000	400,000	4%
Stéphane Boissel (4)	502,944	483,600	4%
___________________

(1)Mr. Lee’s base salary percentage increase was prorated from 3% to reflect that he commenced employment with us in October 2019. He resigned effective February 1, 2021.
(2)Mr. Loeb’s base salary percentage increase was prorated from 3% to reflect that he commenced employment with us in July 2019.
(3)Mr. McClung commenced employment with us on May 1, 2020.
(4)Mr. Boissel resigned effective July 31, 2020.
In connection with Mr. McClung’s commencement of employment with the Company, after taking into consideration his compensation at his prior employer, competitive positioning based on the market data derived by Radford from the peer group that ranges from the 25th to the 75th percentiles and internal positioning relative to the Company’s other executive officers, the Compensation Committee determined that Mr. McClung’s annual base salary would be $415,000.
2020 Cash Incentive Compensation
In January 2020, we adopted a 2020 Cash Incentive Compensation Program under the Incentive Plan that provides for annual cash incentive compensation to reward executive officers based on our achievement of pre-established corporate goals and, for all executive officers other than Dr. Macrae, their achievement of individual performance goals. The program included several aggressive goals to encourage our employees to achieve more than target performance and was designed with a potential of earning 150 points, with the expectation that achievement of 100 points (i.e., two-thirds achievement) would represent target performance and that the total points would correlate to earning an equivalent percentage of the bonus target such that 100 points would result in a 100% annual cash incentive compensation multiplier relative to the bonus target with respect to corporate performance. In December 2019, the Board approved our 2020 corporate goals and accompanying potential points, which are summarized in the chart below.

For 2020, the target cash incentive compensation for Dr. Macrae was equal to 60% of his base salary for 2020, and for our other named executive officers, it was equal to 40% of their respective base salaries. Dr. Macrae’s cash incentive compensation opportunity was based solely on corporate performance and each of our other named executive officers’ cash incentive compensation opportunity was allocated between corporate and individual performance (90% and 10%, respectively).
In December 2020, the Board determined that we earned 125 points out of a total maximum possible 150 points, resulting in a 125% multiplier with respect to corporate performance, as further described below. The 125% multiplier was used in part in calculating annual cash incentive payments for all eligible employees, including our executive officers. The Board did not adjust the corporate objectives to reflect impacts to our business or operations of the global COVID-19 pandemic.

Objective	Potential Points	Achievements	Points Achieved
Advance lead assets programs	15	Fabry: Progress on Phase 1/2 STAAR study TX200: Site approvals for the planned Phase 1/2 STEADFAST study	10
Advance partnered programs in line with contractual terms	12	Pfizer - SB525: Investigational new drug, or IND, transferred to Pfizer Pfizer - C9ORF: Completion of research activities Kite/Gilead - CD19: Deliverables completed for IND submission Collaborations: Supported all Phase 1/2 activities and Phase 3 readiness activities as defined by agreement with collaborator	8
Progress new business opportunities	50	New collaboration agreements with Biogen and Novartis	45
Build sustainable infrastructure and capabilities to progress Sangamo proprietary assets toward commercialization	15	Brought online in-house manufacturing Functional 3-year roadmaps aligned with LRP in place Expanded project portfolio management capability Functional talent onboarding plans, talent reviews and succession plans Developed enterprise compliance program and quality management systems	13
Maintain approximately two years of cash, cash equivalents and marketable securities at year end	15	Began 2020 with cash, cash equivalents and marketable securities of $384.3 million and finished 2020 with cash, cash equivalents and marketable securities of $692.0 million	14
Build pipeline and advance assets toward IND	25	Identified new pipeline targets Advanced pre-clinical programs Continued building cell therapy manufacturing facilities for opening in 2021	20

Objective	Potential Points	Achievements	Points Achieved
Remain at the leading edge of gene editing and delivery technologies and explore innovative approaches in genomic medicine	10	Increased throughput of gene assembly and screening New functions: Developed at least one novel ZFP functionality to the point of sufficient performance for clinical use Delivery: Completed current AAV serotype development studies with test of new variant AAVs Developed Engineered Treg Platform: Established CAR screening platform Maintained scientific leadership: Met high-impact publication targets and present at key conferences	8
Build Sangamo culture and support employees based on our core values	8	Employment engagement survey: Achieved result above 2019 baseline Mindset: Created a continuous improvement community of practice and a value creation baseline Culture: Fostered a culture that embraces the voice of patients	7
TOTAL	150		125
In addition, in January 2020, the Compensation Committee approved individual achievement percentages for our named executive officers (other than Dr. Macrae, whose cash incentive compensation opportunity was tied solely to achievement of the 2020 corporate objectives) based on Dr. Macrae’s assessment of and recommendations regarding each executive’s accomplishments against pre-established individual objectives, as further described below. As described above, Dr. Macrae does not have individual goals separate from our corporate objectives. For our other named executive officers, the total cash incentive compensation payout for 2020 was based on a weighting of 90% corporate and 10% individual goals. Dr. Macrae recommends individual goals for each other named executive officer, which are aligned with our business strategy and linked with corporate goals, and our Compensation Committee approves these goals. The 2020 individual goals for the named executive officers include those listed below. These specific goals were in addition to the general responsibilities each officer had for managing his or her respective functional operational area. Based on the recommendation of Dr. Macrae, as well as the observations by Compensation Committee members of these executive officers and its own assessment of each individual’s effectiveness, the Compensation Committee determined the level of achievement of each named executive officer’s individual performance goals as follows:
•Mr. Lee — The Compensation Committee determined that Mr. Lee was successful in leading the financial organization, facilities and IT for 2020. In addition, Mr. Lee successfully chaired our COVID-19 task force to help navigate our response to the pandemic. Mr. Lee standardized our analysis and reporting for our financial positions, helped lead efforts to evolve our strategy in product development, optimized communication with investors and analysts and led a diversified and growing financial team.
•Mr. Loeb — The Compensation Committee determined that Mr. Loeb achieved 110% of his individual objectives. Mr. Loeb’s key accomplishments in 2020 included: developing a company-wide coordinated compliance program; supporting business development collaborations and transactions; strategizing with respect to intellectual property infrastructure and assessments; serving as interim head of human resources for approximately half of the year; and supporting the Board in corporate governance matters and in his capacity as Corporate Secretary.
•Mr. McClung — The Compensation Committee determined that Mr. McClung achieved 100% of his individual objectives. Mr. McClung’s key accomplishments in 2020 included: successfully overseeing management of business development, alliance management, government affairs, patient advocacy, communications and product strategy; developing the evolution of our corporate strategy and, working with Communications and IR, communicating the updated strategy to key internal and external stakeholders. Mr. McClung also spearheaded efforts to support our collaborations and optimize the new product planning assessments. In addition, Mr. McClung has served as the executive sponsor of our diversity, equity and inclusion initiatives.
•Dr. Ramelmeier — The Compensation Committee determined that Dr. Ramelmeier achieved 100% of his individual objectives. Dr. Ramelmeier’s key accomplishments in 2020 included: building out GMP manufacturing capabilities internally; strategizing and leading with respect to build-out of manufacturing at Sangamo France; hiring additional capabilities within the Technical Operations team at all levels; and working with third-party manufacturers to improve processes and technology transfers.

The table below sets forth the target and actual cash incentive compensation for our named executive officers for 2020:

Name	Target Amount ($)	Actual Amount ($)	% of Target
Alexander D. Macrae	409,078	511,348	125%
Sung H. Lee (1)	175,305	215,000	123%
Gary H. Loeb	162,400	200,564	124%
D. Mark McClung (2)	110,667	136,245	123%
R. Andrew Ramelmeier	166,400	203,840	123%
Stéphane Boissel (3)	201,178	—	—
___________________
(1)Mr. Lee resigned effective February 1, 2021. On January 22, 2021, we entered into a letter agreement with Mr. Lee, pursuant to which Mr. Lee agreed to provide services to us in an independent contractor role for the period from February 2, 2021 through February 26, 2021. Mr. Lee’s compensation for this independent contractor role consisted solely of a payment of $215,000, payable in one lump sum on February 26, 2021, which was deemed to be the annual cash incentive compensation payable to him under the Incentive Plan for 2020.
(2)Mr. McClung’s target and actual cash incentive compensation amounts were prorated to reflect that he commenced employment with us on May 1, 2020.
(3)Mr. Boissel resigned effective July 31, 2020 and thus was not eligible for any annual cash incentive compensation.
2020 Equity Compensation
Our current practice is to make equity grants at the beginning of the fiscal year after our operating plan has been approved by the Board of Directors and the performance in the prior fiscal year completed. Accordingly, the Compensation Committee approved the grant of stock options and RSU awards to Dr. Macrae, Mr. Lee, Mr. Loeb, Dr. Ramelmeier and Mr. Boissel in January 2020.
The Compensation Committee considered the approach used when determining the form and size of prior grants, the size of 2019 equity grants, the percent of common stock outstanding as well as grant date fair value, to determine the overall range for setting the pool of shares available for grants to executive officers and other employees in 2020 and the size of each executive’s grant. The Compensation Committee also assessed the allocation of equity awards between stock options and RSU awards in connection with a review of our outstanding shares, our stock price and comparative market data of peer companies. In general, the equity compensation of our named executive officers for 2020 fell within the competitive range of the 25th to 75th percentiles based on the market data provided by Radford.
In connection with Mr. McClung’s commencement of employment with the Company, after taking into consideration competitive positioning based on the market data derived by Radford from the peer group, internal peer comparisons and the compensation required to attract him to the role with the Company, Mr. McClung was granted a stock option to acquire 200,000 shares of common stock with an exercise price equal to the closing price per share on the grant date. The stock option is subject to a four-year vesting schedule, with 25% of the shares subject to the option vesting 12 months from the grant date and the remainder vesting in equal monthly installments for 36 months thereafter, provided that Mr. McClung remains a full-time employee through each vesting date. In addition, Mr. McClung was granted a RSU award covering 100,000 shares of common stock. Mr. McClung’s RSU award is subject to a three-year vesting schedule, with one-third of the shares subject to the RSU award vesting in a series of three successive equal installments upon completion of each year of service measured from the grant date.
Other Elements of Executive Compensation Program
The remaining elements of our executive compensation program, like our broader employee compensation programs, are intended to make our overall compensation program competitive with those of our peer companies and all of the remaining elements of our executive compensation program (401(k) Plan; Medical, Dental, and Vision Plans; Life and Disability Insurance; and the 2020 ESPP) are available to all of our employees.
In 2020, Mr. McClung was granted a $150,000 sign-on bonus in connection with the commencement of his employment with the Company in May 2020. In determining the size of Mr. McClung’s sign-on bonus, the Compensation Committee took into account several factors, including the need for Mr. McClung to relocate from Southern California to Northern California in connection with this role. If Mr. McClung’s employment with us terminates within one year of his appointment, either by the Company for cause or by him for good reason, Mr. McClung’s sign-on bonus will be subject to repayment.
In December 2019, Dr. Ramelmeier was granted a $100,000 one-time special retention bonus to recognize the critical importance of his leadership and experience in advancing our manufacturing capabilities, especially as the Company works toward completing the buildout of its manufacturing facilities in Brisbane and Valbonne. Dr. Ramelmeier’s special cash bonus is scheduled to be paid in four equal installments between July 2020 and December 2021, subject to Dr. Ramelmeier’s continued full-time employment with the Company through and including each payment date.
Additional Compensation Information
Severance Arrangements
In March 2017, the Compensation Committee adopted an Executive Severance Plan, or the Severance Plan, to provide severance benefits to certain of our executive officers and other key employees, including our named executive officers, whose employment terminates under certain prescribed circumstances. In February 2019, the Compensation Committee approved an Amended and Restated Executive Severance Plan, or the Amended Severance Plan, to increase certain severance payments, as described below under “—Employment Contracts and Separation and Change in Control Arrangements—Executive Severance Plan.” The Amended Severance Plan provides financial protection against the potential loss of employment in designated circumstances, which the Compensation Committee believes will allow the executives to focus attention on the best interests of the stockholders, without undue concern as to an executive’s own financial situation. The Compensation Committee has been advised by its independent compensation consultant that the benefits provided under these agreements are consistent with peer company and broader market practices and are fair and reasonable.
Mr. Boissel’s employment agreement provided that he was eligible to receive certain severance benefits under the Amended Severance Plan. Mr. Boissel resigned effective July 31, 2020 and pursuant to a Separation Agreement is receiving severance benefits of $628,680 over a 15-month period and is eligible for reimbursement of health care coverage costs under COBRA for 15 months. Mr. Boissel also received a $25,000 payment for consulting services rendered to the Company subsequent to his termination.
Tax and Accounting Effects of Executive Compensation
Under Section 162(m) of the Code, or Section 162(m), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
The Compensation Committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from non-compliance.
The accounting impact of our compensation programs is one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs. In general, the Company accounts for equity compensation paid to our employees under ASC 718, which requires us to estimate and record an expense over the service period of the equity award, and our cash compensation is recorded as an expense at the time the obligation is accrued.
Equity Grant Timing
Equity awards are generally granted to employees, including executives, when they are hired, and employees are eligible for additional equity awards in connection with annual performance reviews each year. In 2018, the Compensation Committee determined that, with respect to equity awards granted to new employees, such awards would be granted on the 25th day of the month (or if such day is not a trading day, the immediately preceding trading day) immediately following the month of the employee’s hire date; and with respect to annual equity awards granted to existing employees, such awards would be granted on the 25th day of February (or if such day is not a trading day, the immediately preceding trading day), provided the Compensation Committee approves the terms of the grants before such date. In 2020, the Compensation Committee determined that, with respect to equity awards granted to new employees, starting in January 2021, such awards would be granted on the second Friday of each month (or if such day is not a trading day, the immediately preceding trading day) for all new employees whose hire date is prior to this grant date. Because these grant dates are pre-established, the timing of the release of material non-public information does not affect the grant dates for equity awards, and Sangamo does not time the release of material non-public information based on equity award grant dates.
Summary Compensation Table
The following table provides certain summary information for the years ended December 31, 2020, 2019 and 2018, when applicable, concerning the compensation earned by (i) our President and Chief Executive Officer, (ii) our former Executive Vice President and Chief Financial Officer, (iii) our three other most highly compensated executive officers who were serving as executive officers at the end of 2020 and (iv) a former highly compensated executive officer who would be included in the three most highly compensated executive officers in (iii) above, but for the fact that he was not serving as our executive officer at the end of 2020. These individuals are referred to throughout this Proxy Statement as our “named executive officers.” We have omitted certain rows from the table when there is no disclosure of any compensation for the named executive officer for that fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Non- Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($) (4)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(i)	(j)
Alexander D. Macrae	2020	681,797	—		1,147,500	1,488,746	511,348		5,639	3,835,030
President and	2019	661,939	—		571,148	2,274,230	436,880		42,358	3,986,555
Chief Executive Officer	2018	636,480	—		631,575	2,410,657	420,077		5,639	4,104,428
Sung H. Lee	2020	438,262	—		340,000	443,316	215,000	(6)	5,639	1,442,217
Former Executive Vice President	2019	72,500	200,000	(6)	452,813	1,757,679	47,415	(7)	273	2,530,680
and Chief Financial Officer (5)
Gary H. Loeb	2020	406,000	—		340,000	441,110	200,564		5,639	1,393,313
Executive Vice President,	2019	166,667	—		—	1,788,475	87,200		683	2,043,025
General Counsel, Corporate Secretary
and Chief Compliance Officer (8)
D. Mark McClung	2020	276,667	150,000	(10)	916,000	1,187,220	136,245		5,093	2,671,225
Executive Vice President,
Chief Business Officer (9)
R. Andrew Ramelmeier	2020	416,000	50,000	(12)	374,000	485,221	203,840		5,639	1,534,700
Executive Vice President,	2019	382,965	—		112,875	449,453	153,608		5,639	1,104,540
Technical Operations (11)
Stéphane Boissel	2020	318,283	—		374,000	485,221	—		256,472	1,433,976
Former Executive Vice President,	2019	483,600	—		158,025	629,234	212,784		1,639	1,485,282
Corporate Strategy (13) (14)	2018	120,390	100,000	(15)	—	2,052,792	—		316,884	2,590,066
___________________
(1)The amounts in column (e) reflect the aggregate grant date fair value of the RSUs awarded to the named executive officer for the applicable year, calculated in accordance with ASC 718, without taking into account any estimated forfeitures. The grant date fair value of the RSUs is measured based on the closing price of the underlying common stock on the date of grant.
(2)The amounts in column (f) represent the aggregate grant date fair value of the stock option grants for each indicated year in accordance with ASC 718 using the Black-Scholes option valuation model and without taking into account any estimated forfeitures. The assumptions used in the calculation of such grant date fair values are described in Note 9 of the Notes to Consolidated Financial Statements included in the 2020 Form 10-K.
(3)The amounts in column (g) reflect the cash bonus awards made to the named executive officer under the Cash Incentive Compensation Program under the Incentive Plan for the indicated year.
(4)The amounts in column (i) for 2020 include matching payments of $4,000 made to each named executive officer under our 401(k) Plan, a qualified deferred compensation plan under Section 401(k) of the Code; life insurance premiums paid by us on behalf of the named executive officer in the amount of $1,639 for each of Dr. Macrae, Mr. Lee, Mr. Loeb and Dr. Ramelmeier, $1,093 for Mr. McClung and $956 for Mr. Boissel; a severance payout of $230,516 for Mr. Boissel; and a $25,000 payment to Mr. Boissel for consulting services rendered to the Company subsequent to his termination.
(5)Mr. Lee was appointed as our Executive Vice President and Chief Financial Officer effective October 31, 2019 and resigned effective February 1, 2021.
(6)Consists of his annual incentive cash compensation under the Incentive Plan paid to Mr. Lee pursuant to the terms of his consulting agreement under which he agreed to provide consulting services to us through February 26, 2021 following his resignation effective February 1, 2021.
(7)Consists of a sign-on bonus that was subject to repayment in the event Mr. Lee’s employment was terminated for cause or by him without good reason within one year of his appointment.
(8)Mr. Loeb was appointed as our Executive Vice President and General Counsel effective July 30, 2019 and as our Corporate Secretary and Chief Compliance Officer effective September 16, 2019.

(9)Mr. McClung was appointed as our Executive Vice President, Chief Business Officer effective May 1, 2020.
(10)Consists of a sign-on bonus that is subject to repayment in the event Mr. McClung’s employment is terminated for cause or by him without good reason within one year of his appointment.
(11)Dr. Ramelmeier was promoted to the position of Executive Vice President, Technical Operations effective September 16, 2019. Dr. Ramelmeier was hired on January 1, 2018 as our Senior Vice President, Technical Operations and did not serve as an executive officer of Sangamo during any portion of 2018.
(12)In December 2019, the Compensation Committee approved a one-time special retention bonus of $100,000 to be paid to Dr. Ramelmeier in four equal payments of $25,000 in July 2020, December 2020, July 2021 and December 2021.
(13)Mr. Boissel joined our company on October 2, 2018 in connection with the acquisition of Sangamo France, as our Executive Vice President, Corporate Strategy and resigned effective July 31, 2020.
(14)In 2018, certain amounts paid to Mr. Boissel were paid by Sangamo France in Euro and converted to U.S. dollars at an exchange rate of €1.00 = $1.1456, the noon buying rate as reported by the Federal Reserve Bank of New York on December 31, 2018.
(15)Consists of a sign-on bonus that was subject to repayment in the event Mr. Boissel’s employment was terminated for cause or by him without good reason within one year of his appointment.
Grants of Plan-Based Awards
The following table shows for the fiscal year ended December 31, 2020, certain information regarding grants of plan-based awards to our named executive officers.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option or Stock Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Award Type	Grant Date	Approval Date	Target ($) (1)	Maximum ($) (1)
(a)		(b)		(d)	(e)	(j)	(k)	(l)	(m)
Alexander D. Macrae	Annual Cash			409,078	818,156	—	—	—	—
	Annual RSU Grant	02/25/2020	12/19/2019	—	—	168,750	—	—	1,147,500
	Annual Option Grant	02/25/2020	12/19/2019	—	—	—	337,500	6.80	1,488,746
Sung H. Lee	Annual Cash			175,305	350,610	—	—	—	—
	Annual RSU Grant	02/25/2020	12/19/2019	—	—	50,000	—	—	340,000
	Annual Option Grant	02/25/2020	12/19/2019	—	—	—	100,500	6.80	443,316
Gary H. Loeb	Annual Cash			162,400	324,800	—	—	—	—
	Annual RSU Grant	02/25/2020	12/19/2019	—	—	50,000	—	—	340,000
	Annual Option Grant	02/25/2020	12/19/2019	—	—	—	100,000	6.80	441,110
D. Mark McClung	Annual Cash			110,667	221,334	—	—	—	—
	New Hire RSU Grant	06/25/2020	04/10/2020	—	—	100,000	—	—	916,000
	New Hire Option Grant	06/25/2020	04/10/2020	—	—	—	200,000	9.16	1,187,220
R. Andrew Ramelmeier	Annual Cash			166,400	332,800	—	—	—	—
	Annual RSU Grant	02/25/2020	01/30/2020	—	—	55,000	—	—	374,000
	Annual Option Grant	02/25/2020	01/30/2020	—	—	—	110,000	6.80	485,221
Stéphane Boissel	Annual Cash			201,178	402,356	—	—	—	—
	Annual RSU Grant	02/25/2020	01/30/2020	—	—	55,000	—	—	374,000
	Annual Option Grant	02/25/2020	01/30/2020	—	—	—	110,000	6.80	485,221
___________________
(1)The dollar amounts represent the target and maximum amounts of each named executive officer’s potential annual cash bonus award for the year ended December 31, 2020 pursuant to the 2020 Cash Incentive Compensation Program under the Incentive Plan. In Mr. McClung’s case, the amounts reflect proration as he commenced employment in May 2020. The amount shown as target reflects the target payment level if Sangamo and each individual had achieved 100% of the corporate and individual performance goals established pursuant to the Incentive Plan. Each of Mr. Lee’s, Mr. Loeb’s, Mr. McClung’s, Dr. Ramelmeier’s and Mr. Boissel’s target bonuses were allocated between corporate and individual performance (90% to 10%, respectively), and Dr. Macrae’s target bonus was allocated 100% to corporate performance. The Compensation Committee determines the level of attainment of the corporate performance objectives following the end of the performance period. The amount shown as maximum reflects the payment level pursuant to the 2020 Cash Incentive Compensation Program if Sangamo had achieved a 200% corporate performance percentage and each individual (other than Dr. Macrae) had achieved a 200% individual performance percentage, which were the maximum percentages allowed for the corporate and individual performance percentages. Actual payouts differed based on the actual performance objectives achieved. The actual cash bonus award earned for the year ended December 31, 2020 pursuant to the 2020 Cash Incentive Compensation Program for each named executive officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in these columns do not represent additional compensation earned by the named executive officers for the year ended December 31, 2020. For more information regarding the 2020 Cash Incentive

Compensation Program, see “—Compensation Discussion and Analysis—2020 Compensation Decisions—2020 Cash Incentive Compensation” above and “—Employment Agreements and Compensation Arrangements—Annual Cash Bonus Awards” below.
(2)The reported RSU award was granted under the 2018 Plan and will vest and become exercisable in accordance with the following schedule: 1/3rd of the shares vest in three equal annual installments over the three-year period measured from the grant date, subject to the grantee’s continuous service through each applicable vesting date.
(3)The reported option was granted under the 2018 Plan and will vest and become exercisable in accordance with the following schedule: 25% of the option shares will vest and become exercisable on the one year anniversary of the option grant date and the remaining option shares will vest and become exercisable in 36 equal monthly installments over the 36-month period measured from the first anniversary of the option grant date, subject to the optionee’s continuous service through each applicable vesting date.
(4)Represents the grant date fair value of such stock option and RSU as determined in accordance with ASC 718. The grant date fair value of the RSUs is measured based on the closing price of the underlying common stock on the date of grant. The assumptions used in the calculation of the grant date fair values of stock options using the Black-Scholes option valuation model are included in Note 9 of the Notes to Consolidated Financial Statements in the 2020 Form 10-K.
Employment Agreements and Compensation Arrangements
Employment Agreements
Each of our named executive officers has entered into a written employment agreement with our company. For a description of these employment agreements, please see the section of this Proxy Statement under the heading “—Employment Contracts and Separation and Change in Control Arrangements” below.
Annual Cash Bonus Awards
In March 2018, the Compensation Committee of the Board adopted the Incentive Plan, which amended and restated the prior plan adopted in 2012. The Incentive Plan is a performance-based cash incentive program for our eligible employees, including our executive officers. Under the Incentive Plan, unless the Compensation Committee determines otherwise, each performance period is coincident with the calendar year. The Compensation Committee establishes the specific corporate objectives and/or individual objectives that must be attained in order for Incentive Plan participants to receive a bonus for that performance period. For each performance and individual objective, the Compensation Committee may set threshold and target levels of attainment. The Compensation Committee will then establish for each participant dollar levels for the bonus to which he or she may become entitled for that performance period based on the level at which the corporate objectives and/or individual objectives are actually attained.
Performance objectives established under the Incentive Plan are based on one or more of the following criteria: (i) revenue, organic revenue, net sales, or new-product revenue, (ii) achievement of specified milestones in the discovery and development of the Company’s technology or of one or more of the Company’s products, (iii) achievement of specified milestones in the commercialization of one or more of the Company’s products, (iv) achievement of specified milestones in the manufacturing of one or more of the Company’s products, (v) expense targets, (vi) share price, (vii) total stockholder return, (viii) earnings per share, (ix) operating margin, (x) gross margin, (xi) return measures (including, but not limited to, return on assets, capital, equity, or sales), (xii) productivity ratios, (xiii) operating income, (xiv) net operating profit, (xv) net earnings or net income (before or after taxes), (xvi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), (xvii) earnings before or after interest, taxes, depreciation, amortization and/or stock-based compensation expense, (xviii) economic value added, (xix) market share, (xx) working capital targets, (xxi) achievement of specified milestones relating to corporate partnerships, collaborations, license transactions, distribution arrangements, mergers, acquisitions, dispositions or similar business transactions, (xxii) employee retention and recruiting and human resources management, and (xxiii) other corporate performance criteria approved by the Compensation Committee.
Individual performance objectives established under the Incentive Plan are based on one or more of the following criteria: (i) the participant’s contribution toward the achievement of a specific corporate objective, (ii) the contribution of the business unit or division supervised by the participant toward the achievement of a specific corporate objective, and (iii) the participant’s development of professional skills.
A participant will not become entitled to a cash bonus under the Incentive Plan for a particular performance period unless the participant is employed before October 1st of the applicable performance period. Following the close of the applicable performance period, the Compensation Committee will determine the actual bonus amount for each participant based on the actual levels at which the actual performance objectives are attained, and bonuses will be paid promptly following the end of the applicable performance period. The 2020 criteria for the Incentive Plan required continuous service through the date of the Compensation Committee’s determination of the level of attainment of the corporate performance objectives. Mr. Lee’s cash bonus under the Incentive Plan was determined while Mr. Lee was an eligible participant under such plan and paid to Mr. Lee pursuant to the terms of his consulting agreement in which he provided consulting services to us through February 26, 2021 following his February 1, 2021 termination of employment.

In the event any payment to which a participant becomes entitled under the Incentive Plan would otherwise constitute a parachute payment under Section 280G of the Code, then that payment will be subject to reduction to the extent necessary to assure that such payment will be limited to the greater of (i) the dollar amount that can be paid to the participant without triggering a parachute payment under Code Section 280G or (ii) the dollar amount of that payment which provides the participant with the greatest after-tax amount after taking into account any excise tax the participant may incur under Code Section 4999 with respect to such payment and any other benefits or payments to which the participant may be entitled in connection with any change in control of the Company or the subsequent termination of the participant’s employment.
We adopted a 2020 Cash Incentive Compensation Program under the Incentive Plan that provides for annual bonus awards to reward executive officers based on our achievement of specific corporate goals and their achievement of individual performance goals. For more information regarding the 2020 Cash Incentive Compensation Program under the Incentive Plan, please see the section of this Proxy Statement under the heading “—Compensation Discussion and Analysis—2020 Compensation Decisions—2020 Cash Incentive Compensation” and footnote (1) to the Grants of Plan-Based Awards table above.
Stock Awards
Discretionary options that we granted in 2020 under the 2018 Plan vest according to the following schedule: 25% of the option shares will vest and become exercisable on the one-year anniversary of the option grant date and the remaining option shares will vest and become exercisable in 36 equal monthly installments over the 36-month period measured from the first anniversary of the option grant date, subject to the executive officer’s continuous service through each applicable vesting date. Each option will vest on an accelerated basis in connection with certain terminations and changes, as described under the heading “—Employment Contracts and Separation and Change in Control Agreements” below. Each option has an expiration date at the end of the 10-year period measured from the grant date, unless terminated earlier following the optionee’s termination of service. Options granted under the 2018 Plan have an exercise price equal to the fair market value on the date of grant (generally the closing price of our common stock on the grant date on the Nasdaq Global Select Market), and the 2018 Plan permits the exercise price of stock options to be paid by cash, check, other shares of our common stock (with some restrictions), broker assisted same-day sales, and cashless “net exercise” arrangements. Discretionary RSUs that we granted in 2020 under the 2018 Plan vest in three successive equal annual installments over the three-year period measured from the grant date, subject to the executive officer’s continuous service through each applicable vesting date. For a discussion of the effect on outstanding equity awards under the 2018 Plan in connection with certain terminations and changes in control of the Company, including accelerated vesting, see the discussion under the heading “—Employment Contracts and Separation and Change in Control Arrangements” below.
Other Compensatory Arrangements
401(k) Plan. Our executive officers are eligible to participate in the 401(k) Plan. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401 of the Code. The 401(k) Plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory annual limit. The 401(k) Plan also permits us to make discretionary contributions and matching contributions, subject to established limits. In 2020, we made a matching contribution, which was subject to an annual limit of $4,000 per employee.
Other Benefits. Our executive officers are eligible to participate in all of our benefit plans, such as our medical, dental, vision, short-term disability, long-term disability and group life insurance plans and our employee stock purchase plans (including the 2020 ESPP), in each case generally on the same basis as other employees. We also have a Section 125 flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified healthcare expenses and qualified childcare expenses not reimbursed by insurance, respectively. We do not currently offer pension or other retirement benefits in the United States but do offer pension or other retirement benefits in certain other countries.

Outstanding Equity Awards at Fiscal Year-End
The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2020.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
(a)		(b)	(c)	(d)	(e)	(f)	(g)
Alexander D. Macrae	02/25/2020	—	337,500	6.80	02/24/2030	—	—
	02/25/2019	179,937	205,563	9.03	02/24/2029	—	—
	01/24/2018	137,812	51,188	20.05	01/23/2028	—	—
	01/26/2017	352,500	7,500	3.50	01/25/2027	—	—
	06/03/2016	700,000	—	7.07	06/02/2026	—	—
	02/25/2020	—	—	—		168,750	2,634,188
	02/25/2019	—	—	—		42,168	658,242
	01/24/2018	—	—	—		10,500	163,905
Sung H. Lee (4)	02/25/2020	—	100,500	6.80	02/24/2030	—	—
	11/25/2019	70,958	191,042	10.35	11/24/2029	—	—
	02/25/2020	—	—	—		50,000	780,500
	11/25/2019	—	—	—		29,168	455,312
Gary H. Loeb (5)	02/25/2020	—	100,000	6.80	02/24/2030	—	—
	08/23/2019	83,333	166,667	11.02	08/22/2029	—	—
	02/25/2020	—	—	—		50,000	780,500
D. Mark McClung (6)	06/25/2020	—	200,000	9.16	06/24/2030	—	—
	06/25/2020	—	—	—		100,000	1,561,000
R. Andrew Ramelmeier	02/25/2020	—	110,000	6.80	02/24/2030	—	—
	02/25/2019	34,375	40,625	9.03	02/24/2029	—	—
	01/31/2018	87,500	32,500	20.85	01/30/2028	—	—
	02/25/2020	—	—	—		55,000	858,550
	02/25/2019	—	—	—		8,333	130,078
___________________
(1)Except as otherwise provided in the footnotes below, each option was subject to the following vesting schedule: 25% of the option shares will vest and become exercisable on the one year anniversary of the option grant date and the remaining option shares will vest and become exercisable in 36 equal monthly installments over the 36-month period measured from the first anniversary of the option grant date, subject to the executive officer’s continuous service through each applicable vesting date. Each option will vest on an accelerated basis in connection with certain terminations and changes in control, as described under the heading “—Employment Contracts and Separation and Change in Control Agreements.” Each option has an expiration date at the end of the 10-year period measured from the grant date, unless terminated earlier following the optionee’s termination of service.
(2)Represents a RSU award subject to vesting in three successive equal annual installments over the three-year period measured from the grant date, subject to the executive officer’s continuous service through each applicable vesting date. The award will vest on an accelerated basis in connection with certain terminations and changes in control of the Company, as described under the heading “—Employment Contracts and Separation and Change in Control Arrangements.”
(3)Based on the $15.61 closing price of our common stock on December 31, 2020, the last trading day of fiscal 2020.
(4)Mr. Lee’s option granted November 25, 2019 was subject to the following vesting schedule: 25% of the option shares will vest and become exercisable on the one year anniversary of employment start date (October 31, 2020) and the remaining option shares will vest and become exercisable in 36 equal monthly installments over the 36-month period measured from the first anniversary of the employment start date, subject to the executive officer’s continuous service through each applicable vesting date. The RSU award vests in a series of three successive equal installments upon completion of each year of service measured from the grant date, subject to Mr. Lee’s continuous service through each applicable vesting date. The option and RSU will vest on an accelerated basis in connection with certain terminations and changes in control, as described under the heading “—Employment Contracts and Separation and Change in Control Agreements.” The option has an expiration date at the end of the 10-year period measured from the grant date, unless terminated earlier following the optionee’s termination of service. Mr. Lee resigned effective February 1, 2021, accordingly, his options and RSU awards ceased vesting on that date and expired on May 27, 2021.

(5)Mr. Loeb’s option granted August 23, 2019 was subject to the following vesting schedule: 25% of the option shares will vest and become exercisable on the one year anniversary of employment start date (July 30, 2020) and the remaining option shares will vest and become exercisable in 36 equal monthly installments over the 36-month period measured from the first anniversary of the employment start date, subject to the executive officer’s continuous service through each applicable vesting date. The option will vest on an accelerated basis in connection with certain terminations and changes in control, as described under the heading “—Employment Contracts and Separation and Change in Control Agreements.” The option has an expiration date at the end of the 10-year period measured from the grant date, unless terminated earlier following the optionee’s termination of service.
(6)Mr. McClung’s option granted June 25, 2020 was subject to the following vesting schedule: 25% of the option shares will vest and become exercisable on the one-year anniversary of employment start date (May 1, 2021) and the remaining option shares will vest and become exercisable in 36 equal monthly installments over the 36-month period measured from the first anniversary of the employment start date, subject to Mr. McClung’s continuous service through each applicable vesting date. The RSU award vests in a series of three successive equal installments upon completion of each year of service measured from the grant date, subject to Mr. McClung’s continuous service through each applicable vesting date. The option and RSU will vest on an accelerated basis in connection with certain terminations and changes in control, as described under the heading “—Employment Contracts and Separation and Change in Control Agreements.” The option has an expiration date at the end of the 10-year period measured from the grant date, unless terminated earlier following the optionee’s termination of service.
Option Exercises and Stock Vested
The following table sets forth the number of shares of our common stock acquired and the value realized upon the vesting of RSU awards and on each exercise of stock options for each of the named executive officers during the year ended December 31, 2020:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Alexander D. Macrae	—	—	31,582	222,108
Sung H. Lee	—	—	14,582	142,466
Gary H. Loeb	—	—	—	—
D. Mark McClung	—	—	—	—
R. Andrew Ramelmeier	—	—	4,167	28,336
Stéphane Boissel	155,321	258,977	5,822	39,664
___________________

(1)Value realized is determined by multiplying (i) the amount by which the market price of the common stock on the date of exercise exceeded the exercise price by (ii) the number of shares for which the options were exercised.
(2)Value realized is determined by multiplying (i) the market price of the common stock on the date of vesting by (ii) the number of shares acquired on vesting.
Pension Benefits
We do not sponsor a tax-qualified defined benefit retirement plan or a supplemental executive retirement plan.
Nonqualified Deferred Compensation
We do not sponsor a nonqualified deferred compensation plan.
Risk Assessment of Compensation Policies and Practices
Our compensation programs throughout the organization are designed to maintain an appropriate balance between long-term and near-term incentives by utilizing a combination of compensation components, including base salary, annual cash incentive awards, and long-term equity awards. Although not all employees in the organization may have compensation comprising all three components, the compensation programs are generally structured so that any near-term cash incentives are not likely to constitute the predominant element of an employee’s total compensation. The Compensation Committee annually reviews our compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After reviewing each of our compensation plans, and the checks and balances built into, and oversight of, each plan, in February 2021, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us as a whole. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, and significant compensation decisions, as well as decisions concerning the compensation of our executive officers, include subjective considerations by the compensation committee or the board of directors, which restrain the influence of formulae or objective factors on excessive risk taking. Finally, the mix of short-term compensation (in the form of salary and annual bonus, if any) and long-term compensation (in the form of stock options and RSUs) also prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders.
Employment Contracts and Separation and Change in Control Arrangements
Chief Executive Officer Employment Agreement
Dr. Macrae
In May 2016 we entered into an employment agreement with Dr. Macrae that took effect June 1, 2016, which sets forth the terms and conditions of his employment as President and Chief Executive Officer. Pursuant to his employment agreement, Dr. Macrae will receive a base salary and an annual cash bonus based upon our company’s achievement of specified objectives under our Incentive Plan with a target cash bonus based on a percentage of his base salary. Dr. Macrae’s base salary and target bonus percentage are subject to annual review by the Compensation Committee and adjustment from time to time by such Committee. In 2020, Dr. Macrae’s base salary was $681,797 and his target cash bonus was 60% of his base salary.
Dr. Macrae’s employment agreement also provided for a $200,000 sign-on bonus, which was subject to repayment in the event Dr. Macrae’s employment was terminated with cause or by him without good reason within one year of his appointment, as well as an initial equity grant of stock options under the 2013 Plan to acquire 700,000 shares of our common stock, which is vesting on the same terms as other discretionary awards under the 2013 Plan. Dr. Macrae is also entitled to be nominated for election to our Board of Directors for so long as his employment agreement is in effect.
Although Dr. Macrae’s employment agreement includes certain benefits payable to him in connection with separation from service, such terms were waived by Dr. Macrae in connection with the March 2017 adoption of the Severance Plan, as amended and restated in February 2019 by the Amended Severance Plan, which now governs his severance benefits. The terms of the Severance Plan and Amended Severance Plan are described below under “—Executive Severance Plan.”
Executive Vice President Employment and Other Agreements
Mr. Lee
Effective October 31, 2019, we entered into an employment agreement with Mr. Lee setting forth the terms and conditions of his employment as an Executive Vice President and Chief Financial Officer. Pursuant to his employment agreement, Mr. Lee received an initial base salary of $435,000 per year, and an annual cash bonus based upon our company’s and his individual achievement of specified objectives under our Incentive Plan with a target cash bonus of 40% of his base salary. Mr. Lee’s base salary and target bonus percentage were subject to annual review by the Compensation Committee and adjustment from time to time by such Committee, and his salary was subject to proration for partial service in 2019. In 2020, Mr. Lee’s base salary was $438,262 and his target cash bonus was 40% of his base salary. Mr. Lee resigned effective February 1, 2021.
Mr. Lee’s employment agreement also provided for a $200,000 sign-on bonus, which was subject to repayment in the event Mr. Lee’s employment was terminated with cause or by him without good reason within one year of his appointment, as well as an initial equity grant of stock options under the 2018 Plan to acquire 262,500 shares of our common stock and a restricted stock award covering 43,750 shares of our common stock, both of which vest on the same terms as other discretionary awards under the 2018 Plan.
In addition, Mr. Lee’s employment agreement provided that he would be eligible to receive certain severance benefits under the Amended Severance Plan, which is described below. As Mr. Lee voluntarily resigned effective February 1, 2021, he did not receive any payments or benefits under the Amended Severance Plan.
In connection with Mr. Lee’s resignation, on January 22, 2021, we entered into a letter agreement with Mr. Lee pursuant to which Mr. Lee agreed to provide services to us in an independent contractor role for the period from February 2, 2021 through February 26, 2021. Mr. Lee’s compensation for this independent contractor role consisted solely of a payment of $215,000, payable in one lump sum on February 26, 2021, which was deemed to be the annual cash bonus payable to him under the Incentive Plan for 2020.
Mr. Loeb
Effective July 29, 2019, we entered into an employment agreement with Mr. Loeb setting forth the terms and conditions of his employment as an Executive Vice President and General Counsel. Pursuant to his employment agreement, Mr. Loeb received an initial base salary of $400,000 per year, and an annual cash bonus based upon our company’s and his individual achievement of specified objectives under our Incentive Plan with a target cash bonus of 40% of his base salary. Mr. Loeb’s base salary and target bonus percentage are subject to annual review by the Compensation Committee and adjustment from time to time by such Committee, and his salary was subject to proration for partial service in 2019. In 2020, Mr. Loeb’s base salary was $406,000 and his target cash bonus was 40% of his base salary.
Mr. Loeb’s employment agreement also provided for an initial equity grant of stock options under the 2018 Plan to acquire 250,000 shares of our common stock, which vests on the same terms as other discretionary awards under the 2018 Plan.
In addition, Mr. Loeb’s employment agreement provides that he will be eligible to receive certain severance benefits under the Amended Severance Plan, which is described below.
Mr. McClung
Effective May 1, 2020, we entered into an employment agreement with Mr. McClung setting forth the terms and conditions of his employment as an Executive Vice President, Chief Business Officer. Pursuant to his employment agreement, Mr. McClung received an initial base salary of $415,000 per year, and an annual cash bonus based upon our company’s and his individual achievement of specified objectives under our Incentive Plan with a target cash bonus of 40% of his base salary. Mr. McClung’s base salary and target bonus percentage are subject to annual review by the Compensation Committee and adjustment from time to time by such Committee, and his salary was subject to proration for partial service in 2020.
Mr. McClung’s employment agreement also provided for an initial equity grant of stock options under the 2018 Plan to acquire 200,000 shares of our common stock, which vests on the same terms as other discretionary awards under the 2018 Plan and a restricted stock award covering 100,000 shares of our common stock, both of which vest on the same terms as other discretionary awards under the 2018 Plan.
In addition, Mr. McClung’s employment agreement provides that he will be eligible to receive certain severance benefits under the Amended Severance Plan, which is described below.
Dr. Ramelmeier
Effective January 1, 2018, we entered into an employment agreement with Dr. Ramelmeier setting forth the terms and conditions of his employment as a Senior Vice President, Technical Operations. Effective September 16, 2019, Dr. Ramelmeier was promoted to Executive Vice President, Technical Operations and his base salary pursuant to his employment agreement was increased to $400,000 per year and his target cash bonus was increased to 40% of his base salary. Dr. Ramelmeier’s base salary and target bonus percentage are subject to annual review by the Compensation Committee and adjustment from time to time by such Committee. In 2020, Dr. Ramelmeier’s base salary was $416,000 and his target cash bonus was 40% of his base salary.
Dr. Ramelmeier’s employment agreement also provided for an initial equity grant of stock options under the 2013 Plan to acquire 120,000 shares of our common stock, which vests on the same terms as other discretionary awards under the 2013 Plan. In December 2019, the Compensation Committee approved a special cash bonus of $100,000 to be paid to Dr. Ramelmeier in four equal payments of $25,000 in July 2020, December 2020, July 2021 and December 2021.
In addition, Dr. Ramelmeier’s employment agreement provides that he will be eligible to receive certain severance benefits under the Amended Severance Plan, which is described below.
Mr. Boissel
In connection with our acquisition of Sangamo France, we entered into an employment agreement with Mr. Boissel in October 2018, setting forth the terms and conditions of his employment as our Executive Vice President, Corporate Strategy. Mr. Boissel was the former Chief Executive Officer of Sangamo France. Pursuant to his employment agreement, Mr. Boissel received an initial base salary of $480,000 per year, and an annual cash bonus based upon our company’s and his individual achievement of specified objectives under our Incentive Plan with a target cash bonus of 40% of his base salary. Under the terms of his employment agreement, Mr. Boissel was employed on a part-time basis through December 31, 2018, during which time his salary was at a rate of $140,000 per year. Mr. Boissel continued to receive compensation under his management contract with Sangamo France through December 31, 2018. Mr. Boissel’s base salary and target bonus percentage were subject to annual review by the Compensation Committee and adjustment from time to time by such Committee, and his salary was subject to proration for partial service and part-time basis in 2018. In 2020, Mr. Boissel’s base salary was $502,944 and his target cash bonus was 40% of his base salary.
Mr. Boissel’s employment agreement also provided for a $100,000 sign-on bonus, which was subject to repayment in the event Mr. Boissel’s employment was terminated with cause or by him without good reason within one year of his appointment, as well as an initial equity grant of stock options under the 2018 Plan to acquire 215,000 shares of our common stock, which was vesting on the same terms as other discretionary awards under the 2018 Plan. Further, in connection with our acquisition of Sangamo France, Mr. Boissel, as an employee of Sangamo France, was granted a stock option under the 2018 Plan to acquire 68,523 shares of common stock with an exercise price equal to the closing price per share on the grant date. The stock option was subject to a four-year vesting schedule with 25% of the shares subject to the option vesting upon

Mr. Boissel’s completion of one year of service measured from the option grant date and the balance of the shares vesting monthly thereafter for the next three years, subject to Mr. Boissel’s continuous service through each applicable vesting date.
In addition, Mr. Boissel’s employment agreement provided that he was eligible to receive certain severance benefits under the Amended Severance Plan, which is described below. Mr. Boissel resigned effective July 31, 2020 and pursuant to a Separation Agreement will receive severance benefits of $628,680 over a 15-month period and is eligible for reimbursement of health care coverage costs under COBRA for 15 months. Mr. Boissel also received a $25,000 payment for consulting services rendered to the Company subsequent to his resignation.
Executive Severance Plan
In February 2019, the Compensation Committee of the Board adopted the Amended Severance Plan, which amended and restated the Severance Plan.
Under the Amended Severance Plan, Dr. Macrae is eligible to receive the following severance benefits: (a) cash equal to the sum of (i) 18 months of his base salary and (ii) 1/12 of the target bonus for the year of termination multiplied by 18, payable over 12 months, reimbursement for his health care coverage costs under COBRA for 18 months, and full acceleration of his outstanding equity awards, and any outstanding options as so accelerated will remain exercisable for a period of 12 months following termination, in the event of an involuntary termination during the Change in Control Period or (b) cash equal to 18 months of his base salary, payable over 18 months, and COBRA reimbursement for 18 months, if he has an involuntary termination other than during the Change in Control Period.
Under the Amended Severance Plan, Mr. Loeb, Mr. McClung and Dr. Ramelmeier are eligible (and had they not resigned, Mr. Lee and Mr. Boissel would have been eligible) to receive the following severance benefits: (a) cash equal to the sum of (i) 15 months of base salary and (ii) 1/12 of the target bonus for the year of termination multiplied by 15, payable over 15 months, reimbursement for health care coverage costs under COBRA for 15 months, and accelerated vesting of all outstanding equity awards, and any outstanding options as so accelerated will remain exercisable for a period of 12 months following termination, in the event of an involuntary termination during the Change in Control Period; or (b) cash equal to 15 months of base salary, payable over 15 months, and COBRA reimbursement for 15 months, if there is an involuntary termination other than during the Change in Control Period.
If any of the severance benefits under the Amended Severance Plan would constitute a “parachute payment” within the meaning of Section 280G of the Code, such payments are subject to reduction to the extent doing so would put the recipient in a better after-tax position after taking into account any excise tax that may be incurred under Code Section 4999 in connection with any change in control of the Company or subsequent termination of employment.
2013 Plan
The Compensation Committee of the Board of Directors, as the administrator of the 2013 Plan, has the authority to provide that any outstanding options held by the Chief Executive Officer or any other executive officer or any other unvested equity award made to such individual under the 2013 Plan will vest on an accelerated basis in connection with certain changes in control of the Company or the subsequent termination of the officer’s employment following the change in control event. In addition, all outstanding options and RSUs under the 2013 Plan will immediately vest upon a change in control, to the extent not assumed or continued in effect by the successor entity or replaced with an incentive compensation program that preserves the intrinsic value of the award at that time and provides for the subsequent vesting and concurrent payout of that value in accordance with the pre-existing vesting schedules for those awards.
2018 Plan
The Board of Directors, or any committee properly constituted thereof, as the administrator of the 2018 Plan, has the authority to accelerate the time at which an equity award made under the 2018 Plan may first be exercised or vest on an accelerated basis in connection with certain changes in control of the Company. In addition, all outstanding options and RSUs under the 2018 Plan will immediately vest upon a change in control, to the extent not assumed or continued in effect by the successor entity or replaced with a similar incentive compensation program, for which the Board of Directors shall set the terms of any assumption, continuation or substitution.
Potential Payments Upon Termination or Change in Control as of December 31, 2020
The charts below quantify the potential payments our named executive officers, other than Mr. Boissel, would receive under various scenarios. The value attributed to the accelerated vesting of equity awards represents the intrinsic value of each stock option or RSU award vesting on an accelerated basis in connection with the identified triggering event, which is assumed to occur on December 31, 2020. The intrinsic value is calculated by multiplying (i) the aggregate number of shares that vest on an accelerated basis by (ii) the amount by which the $15.61 closing selling price per share of our common stock on December 31, 2020, exceeds the exercise price or other issue price (if any) payable per vested share. Because Mr. Boissel resigned effective July 31, 2020, he was not eligible for any potential payments or benefits under any of the various scenarios below as of December 31, 2020, and he did not receive any payments or benefits under our Amended Severance Plan. Mr. Boissel received payments pursuant to a Separation Agreement which are described and quantified above under “—Executive Vice President Employment and Other Agreements—Mr. Boissel.”
Quantification of Benefits Upon Involuntary Termination in the Absence of a Change in Control
The chart below quantifies the compensation each named executive officer would have received had the officer’s employment terminated without cause in the absence of a change in control of the Company but under circumstances entitling the officer to severance benefits under the Amended Severance Plan.

Name	Cash Severance ($) (1)	COBRA ($)
Alexander D. Macrae	1,022,695	28,144
Sung H. Lee (2)	547,827	39,114
Gary H. Loeb	507,500	11,604
D. Mark McClung	518,750	2,578
R. Andrew Ramelmeier	520,000	28,176
___________________

(1)Cash severance upon termination in the absence of a change in control is payable in a series of successive equal monthly installments over a period ranging from 15 months (named executive officers other than CEO) to 18 months (CEO).
(2)Mr. Lee resigned effective February 1, 2021 and did not receive any severance benefits. On January 22, 2021, we entered into a letter agreement with Mr. Lee, pursuant to which Mr. Lee agreed to provide services to us in an independent contractor role for the period from February 2, 2021 through February 26, 2021. Mr. Lee’s compensation for this independent contractor role consisted solely of a payment of $215,000, payable in one lump sum on February 26, 2021, which was deemed to be the annual cash bonus payable to him under the Incentive Plan for 2020.
Benefits Upon Involuntary Termination in Connection With a Change in Control
The chart below quantifies the payments our named executive officers would each have received had their employment terminated without cause or with good reason in connection with a change in control under circumstances entitling them to severance benefits under the Amended Severance Plan.

Name	Cash Severance ($) (1)	Target Bonus ($) (2)	Accelerated Vesting of Equity Awards ($) (3)	COBRA ($)
Alexander D. Macrae	1,022,695	613,617	7,873,140	28,144
Sung H. Lee	547,827	219,131	3,126,098	39,114
Gary H. Loeb	507,500	203,000	2,426,502	11,604
D. Mark McClung	518,750	207,500	4,412,000	2,578
R. Andrew Ramelmeier	520,000	208,000	2,225,041	28,176
___________________

(1)Cash severance upon termination in connection with a change in control is payable in a series of successive equal monthly installments over a period ranging from 15 months (named executive officers other than CEO) to 18 months (CEO).
(2)Target bonus represents the amount of severance benefit that an executive is entitled to payable in a series of successive equal monthly installments over a period ranging from 15 months (named executive officers other than CEO) to 18 months (CEO).
(3)No value is included in this table with respect to the accelerated vesting of options for which the exercise price was in excess of the closing price of our common stock on December 31, 2020.

Benefits Upon a Change in Control (No Termination)
The chart below quantifies the value of the accelerated equity the named executive officers are entitled to receive under the 2013 Plan and 2018 Plan upon a change in control of the Company in which their outstanding equity awards are not assumed or otherwise continued in effect, terminated or canceled in connection therewith.

Name	Accelerated Vesting of Equity Awards ($)
Alexander D. Macrae	7,873,140
Sung H. Lee	3,126,098
Gary H. Loeb	2,426,502
D. Mark McClung	4,412,000
R. Andrew Ramelmeier	2,225,041
Benefits upon Death or Disability
Under the 2013 Plan, if a named executive officer’s service with us is terminated as a result of death or permanent disability, or a named executive officer dies or becomes permanently disabled during the three months after a termination other than for misconduct, the period of time in which an option may be exercised following termination shall be the earlier of 12 months following the date of such named executive officer’s death or the expiration date of the option, whichever is earlier, rather than the standard three-month post-termination exercise period provided for in the 2013 Plan or the 2018 Plan.
CEO Pay Ratio Disclosure
Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our President and Chief Executive Officer, Dr. Macrae, our CEO, for our last fiscal year, or the CEO Pay Ratio. To identify our median employee, we used the following methodology:
•To determine our total population of employees, we included all of our employees as of November 15, 2020 regardless of their full- or part-time schedule or anticipated employment duration.
•To identify our median employee from our employee population, we calculated the aggregate amount of the 2020 base compensation of each of our employees excluding the CEO using a reasonable estimate of the hours worked during 2020 for our hourly employees and actual salary paid for our remaining employees, target 2020 bonus, and the grant date fair value of equity awards granted in fiscal 2020 (using the same methodology we use for estimating the value of the equity awards granted to our named executive officers and reported in our Summary Compensation Table).
•In making this determination, we annualized the base compensation, target bonus and other cash incentive compensation of those permanent employees who were employed by us for less than the entire fiscal year.
Using this approach, we determined our median employee and determined their annual total compensation in accordance with the requirements of the Summary Compensation Table.
Accordingly, for fiscal 2020, the median of the annual total compensation of our employees (other than our CEO) was $174,051 and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $3,835,030. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was approximately 22 to 1.
The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

COMPENSATION COMMITTEE REPORT(1)
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, and based on such review and such discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis, as contained herein, be included in this Proxy Statement.

Submitted by the Compensation Committee of the
Board of Directors of Sangamo Therapeutics, Inc.

Mr. Joseph S. Zakrzewski
Dr. Karen L. Smith
Mr. James R. Meyers
 ___________________
(1)The material in this Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Sangamo Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2020, with respect to the shares of our common stock that may be issued under our existing equity compensation plans. There are no outstanding options that we have assumed in connection with our acquisition of other companies, and there are currently no assumed plans under which we can grant options.

	Column (A)			Column (B)		Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs and Other Rights			Weighted-Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	14,026,226	(2)	(3)	$9.96	(4)	13,425,794	(5)	(6)
Equity Compensation Plans Not Approved by Stockholders (1)	124,000	(7)	(8)	15.00		5,000,000	(9)	(10)
Total	14,150,226			10.02		18,425,794
___________________
(1)The equity compensation plans approved by stockholders consist of the 2013 Plan, the 2018 Plan and the 2010 ESPP. In November 2017, the Compensation Committee approved the amendment and restatement of the 2013 Plan to reserve an additional 1,000,000 shares of our common stock to be used exclusively for grants of awards to individuals who were not previously employees or non-employee directors of the Company (or following a bona fide period of non-employment with the Company), as an inducement material to each such individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules, or Rule 5635(c)(4) (such awards, the Inducement Awards). The 2013 Plan was amended and restated by the Compensation Committee without stockholder approval pursuant to Rule 5635(c)(4). Accordingly, for purposes of this table, information with respect to Inducement Awards and the shares reserved for issuance under the 2013 Plan therefor, are included in the row in the table above with respect to equity compensation plans not approved by stockholders.
(2)Includes 2,671,528 shares subject to RSUs that will entitle the holder to one share of common stock for each unit that vests over the holder’s period of continuous service.
(3)Excludes purchase rights accruing under the 2010 ESPP and shares subject to outstanding options granted under the 2013 Plan as Inducement Awards (which Inducement Awards are included in the row in the table above with respect to equity compensation plans not approved by stockholders). Under the 2010 ESPP, each eligible employee may purchase up to 2,000 shares of common stock at semi-annual intervals on the last U.S. business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.
(4)The calculation does not take into account the 2,671,528 shares of common stock subject to outstanding RSUs. Such shares will be issued at the time the RSUs vest, without any cash consideration payable for those shares.
(5)Consists of shares available for future issuance under the 2010 ESPP and the 2018 Plan. As of December 31, 2020, 2,483,218 shares of common stock were available for issuance under the 2010 ESPP, and 10,942,576 shares of common stock were available for issuance under the 2018 Plan.
(6)As of December 31, 2020, the maximum aggregate number of shares of common stock reserved for issuance under the 2018 Plan and the 2010 ESPP was 21,124,346 shares and 4,600,000 shares, respectively. This maximum aggregate share reserve is not the same as the shares available for future issuance, which is described in Footnote 5. As of December 31, 2020, the aggregate number of shares of our common stock that may be issued under the 2018 Plan will not exceed the sum of (i) 1,703,964 shares (the number of shares that were available for grant under the 2013 Plan as of immediately prior to the effective date of the 2018 Plan); (ii) 8,800,000 shares (the number of additional shares that were reserved as of the effective date of the 2018 Plan); (iii) 9,900,000 shares (the number of additional shares that were reserved as of the approval of the amendment to the 2018 Plan); and (iv) any returning shares subject to outstanding awards granted under the Prior Plans as such shares become available from time to time due to expiration or termination of such awards, settlement of such awards in cash or forfeitures or repurchases. The number of shares of our common stock available for issuance under the 2018 Plan is increased by: (i) one share for each Prior Plans’ returning share of common stock or 2018 Plan returning share of common stock subject to a stock option grant or stock appreciation right award and (ii) 1.33 shares for each Prior Plans’ returning share of common stock or 2018 Plan returning share of common stock subject to a full value award. The number of shares of common stock reserved for issuance under the 2018 Plan is reduced: (i) on a 1-for-1 basis for each share of common stock subject to a stock option grant or stock appreciation right award, or pursuant to a full-value award made under the 2018 Plan, and (ii) by a fixed ratio of 1.33 shares of common stock for each share of common stock issued pursuant to a full-value award made under the 2018 Plan.
(7)Consists of stock options granted as Inducement Awards under the 2013 Plan. As of December 31, 2019, no shares remained available for issuance as Inducement Awards under the 2013 Plan.
(8)Excludes purchase rights accruing under the 2020 ESPP. Under the 2020 ESPP, each eligible employee may purchase up to 5,000 shares of common stock at semi-annual intervals on the last trading day of May and November each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-

annual purchase date. As described in Proposal No. 3, the 2020 ESPP was approved by our Compensation Committee, subject to approval by our stockholders, and accordingly, no purchase rights may be exercised under the 2020 ESPP unless Proposal No. 3 is approved by our stockholders.
(9)As of December 31, 2020, the maximum aggregate number of shares of common stock reserved for issuance under the 2020 ESPP was 5,000,000 shares. As described in Proposal No. 3, the 2020 ESPP was approved by our Compensation Committee, subject to approval by our stockholders, and accordingly, no purchase rights may be exercised under the 2020 ESPP unless Proposal No. 3 is approved by our stockholders.
(10)As of December 31, 2020, options to purchase 124,000 shares were outstanding as Inducement Awards. All options granted as Inducement Awards have a maximum term of 10 years. As a result of the adoption of the 2018 Plan at our 2018 annual meeting of stockholders, no additional stock awards may be granted as Inducement Awards. Accordingly, for purposes of the table above, no shares remained available for issuance as Inducement Awards as of December 31, 2020.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
The information contained under the heading “Report of the Audit Committee of the Board of Directors” in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing of the Company with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, or subject to the liabilities of Section 18 of the Exchange Act.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with the management of the Company.
The Audit Committee has discussed with Ernst & Young LLP, the independent registered public accounting firm that audited our financial statements for the fiscal year ended December 31, 2020, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from the Company.
Based on the review of the audited financial statements and the discussions noted above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors of Sangamo Therapeutics, Inc.

Mr. Robert F. Carey
Mr. James R. Meyers
Ms. Saira Ramasastry
 ___________________
(1)The material in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Sangamo Therapeutics, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policy and Procedures for Review of Related Party Transactions
Consistent with the requirement under Nasdaq listing rules, the Audit Committee of the Board of Directors is responsible for reviewing and providing oversight of all related party transactions as defined under SEC rules and regulations. While we do not have a formal written policy or procedure for the review, approval or ratification of related party transactions, the charter of the Audit Committee requires that the Audit Committee approve all related party transactions as defined under SEC rules and regulations. In making its decision to approve or ratify a related party transaction, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including but not limited to the risks, costs and benefits to us, the terms and aggregate value of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.
Transactions with Related Persons; Indemnification
Transactions with Related Persons. Since January 1, 2020, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest other than described below and other than compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement.
In October 2018, we acquired Sangamo France and as part of that acquisition, we entered into liquidity agreements with certain holders of “free shares” of Sangamo France, including Mr. Boissel, one of our named executive officers, with respect to 238,100 of such free shares. Under the liquidity agreement with Mr. Boissel, we had the right to purchase such free shares from Mr. Boissel and Mr. Boissel had the right to sell to us such free shares from time to time through February 2021 for a purchase price per free share as set forth in the liquidity agreement. Since January 1, 2019, we have acquired all of Mr. Boissel’s free shares upon the exercise of his free share put right in exchange for cash payments from us totaling €458,149, or approximately $528,000. Neither the entry into of the liquidity agreement with Mr. Boissel nor the exercise of his put right were approved as a related party transaction by our Audit Committee, as Mr. Boissel was not a related person at the time the liquidity agreement was entered into. However, our Audit Committee reviewed and provided oversight of free share purchases from Mr. Boissel under his liquidity agreement consistent with applicable Nasdaq rules.
In February 2020, we entered into a global licensing collaboration agreement with Biogen for the research, development and commercialization of gene regulation therapies for the treatment of neurological diseases which became effective in April 2020. Our collaboration aims to leverage our proprietary ZFP technology delivered via AAV to modulate expression of key genes involved in neurological diseases. Concurrently with the execution of the collaboration agreement, we also entered into a stock purchase agreement with BIMA, pursuant to which BIMA purchased 24,420,157 shares of our common stock, or the Biogen Shares, for an aggregate purchase price of $225.0 million. Under the collaboration agreement, Biogen paid us an upfront license fee payment of $125.0 million. We are also eligible to earn research, development, regulatory and commercial milestone payments that could total up to approximately $2.37 billion if Biogen selects all of the targets allowed under the agreement and all the specified milestones set forth in the agreement are achieved, which includes up to $925.0 million in pre-approval milestone payments and up to $1.45 billion in first commercial sale and other sales-based milestone payments. In addition, we are also eligible to receive tiered high single-digit to sub-teen royalties on potential net commercial sales of licensed products arising from the collaboration. These royalty payments are subject to reduction due to patent expiration, entry of biosimilar products to the market and payments made under certain licenses for third-party intellectual property. Under the collaboration agreement, we granted to Biogen an exclusive, royalty bearing and worldwide license, under our relevant patents and know-how, to develop, manufacture and commercialize certain ZFP and/or AAV-based products directed to up to 12 neurological disease gene targets selected by Biogen. Biogen has already selected three of these: ST-501 for tauopathies including Alzheimer’s disease, ST-502 for synucleinopathies including Parkinson’s disease and a third undisclosed neuromuscular disease target. Biogen has exclusive rights to nominate up to nine additional targets over a target selection period of five years. For each gene target selected by Biogen, we perform early research activities, costs for which are shared by the companies, aimed at the development of the combination of proprietary central nervous system delivery vectors and ZFP-TFs targeting therapeutically relevant genes. Biogen then assumes responsibility and costs for the IND-enabling studies, clinical development, related regulatory interactions, and global commercialization. We are primarily responsible for GMP manufacturing activities for the initial clinical studies for the first three products of the collaboration and plan to leverage our in-house manufacturing capacity. Biogen is responsible for GMP manufacturing activities beyond the first clinical study for each of the first three products. Subject to certain exceptions set forth in the collaboration agreement, we are prohibited from developing, manufacturing or commercializing any therapeutic product directed to the targets selected by Biogen. The collaboration agreement continues, on a product-by-product and country-by-country basis, until the expiration of the applicable royalty term. Biogen has the right to terminate the collaboration agreement, in its entirety or on target-by-target basis, for any reason after a specified notice period. Each party has the right to terminate this agreement on account of the other party’s bankruptcy or material, uncured breach. In addition, we may terminate the collaboration agreement if Biogen challenges any patents licensed by us to Biogen. Pursuant to the terms of the stock purchase agreement, Biogen has agreed not to, without our prior written and subject to specified conditions and exceptions, directly or indirectly acquire shares of our outstanding common stock, seek or propose a tender or exchange offer or merger between the parties, solicit proxies or consents with respect to any matter, or undertake other specified actions related to the potential acquisition of additional equity interests in us. Subject to customary exceptions, such standstill restrictions expire on the earlier of the three-year anniversary of the effectiveness of the Biogen collaboration agreement and the date that Biogen beneficially owns less than 5% of our common stock. The stock purchase agreement also provides that until the first anniversary of the effectiveness of the Biogen collaboration agreement, Biogen must hold and not sell any of the Biogen Shares and from the first anniversary through the second anniversary, Biogen must hold and not sell at least 50% of the Biogen Shares, in addition to being subject to certain volume limitations. The stock purchase agreement further provides that, subject to certain limitations, upon Biogen’s request, we must register for resale any of the Biogen Shares on a registration statement to be filed with the SEC, until such time as all remaining Biogen Shares may be sold pursuant to Rule 144 promulgated under the Securities Act during any 90-day period. In addition, Biogen has agreed that, excluding specified extraordinary matters, it must vote the Biogen Shares in accordance with our recommendation and has granted us an irrevocable proxy with respect to the foregoing. Such voting provisions expire on the earlier of (i) the two-year anniversary of the effectiveness of the Biogen collaboration agreement, (ii) the date that Biogen beneficially owns less than 5% of our common stock and (iii) the date the Biogen collaboration agreement is terminated; provided, however, that in no event shall such expiration date be prior to the one-year anniversary of the effectiveness of the Biogen collaboration agreement.
Indemnification. In addition to the indemnification provisions contained in our Seventh Amended and Restated Certificate of Incorporation, as amended, we have entered into separate indemnification agreements with each of our directors and executive officers containing provisions that may require us to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers. We may amend these indemnification agreements from time-to-time as appropriate.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements regarding our current expectations. These forward-looking statements include, without limitation, statements regarding: our business strategy and the therapeutic potential of our product candidates; anticipated plans and timeliness of us and our collaborators for conducting clinical trials and bringing in-house manufacturing facilities online; and other statements that are not historical fact. In some cases, you can identify forward-looking statements by terms such as: “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” and “will.” These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to: the effects of the ongoing COVID-19 pandemic and the impacts of the pandemic on the global business environment, healthcare systems and business and operations of Sangamo and our collaborators, including the initiation and operation of clinical trials; the construction, opening and operation of in-house manufacturing facilities; the research and development process; and the uncertain timing and unpredictable results of clinical trials, including whether initial clinical trial data will be representative of final clinical trial data and whether final clinical trial data will validate the safety and efficacy of product candidates. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in our operations and business environments. These risks and uncertainties are described more fully in the 2020 Form 10‑K as filed with the SEC. Forward-looking statements contained in this Proxy Statement are made as of the date of this Proxy Statement, and we undertake no duty to update such information except as required under applicable law.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or a single set of proxy materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” Notices and our proxy materials. A single Notice or a single set of proxy materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of proxy materials, please notify your broker or us. Direct your written request to Sangamo Therapeutics, Inc., Gary H. Loeb, Corporate Secretary, 7000 Marina Boulevard, Brisbane, California 94005 or contact Aron Feingold at 510-970-6000. Stockholders who currently receive multiple copies of the Notice or sets of proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of a

Notice or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single Notice or set of the proxy materials, as applicable, was delivered.

OTHER MATTERS
The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, or with respect to any adjournment or postponement thereof, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.
It is important that your shares are represented at the Annual Meeting. We urge you to vote your shares via the Internet, over the telephone or, if you received a paper proxy card or voting instruction form by mail, by marking, dating and signing the proxy card or voting instruction form and mailing it promptly in the return envelope provided.

By Order of the Board of Directors,

/s/ GARY H. LOEB
Gary H. Loeb Corporate Secretary
Brisbane, California
April 2, 2021
Our Annual Report on Form 10-K for the year ended December 31, 2020 is available without charge upon written request to: Corporate Secretary, Sangamo Therapeutics, Inc., 7000 Marina Boulevard, Brisbane, California 94005. Our Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

Appendix A

Sangamo Therapeutics, Inc.
2020 Employee Stock Purchase Plan

Approved by the Compensation Committee of the Board: September 18, 2020
Approved by the Stockholders: May [___], 2021
1.General.
(a)Purpose. The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations. The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan. Capitalized terms used in the Plan have the meanings set forth in Section 16.
(b)Qualified and Non-Qualified Offerings Permitted. The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Committee, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.Administration.
(a)Administration by Committee. The Committee will administer the Plan pursuant to the delegation of authority to the Committee as set forth in the Committee’s charter, unless otherwise determined by the Board. The Board retains concurrent authority to administer the Plan. To the extent the Board administers the Plan, references herein to the Committee shall be deemed to refer to the Board except where context dictates otherwise.
(b)Powers of Committee. The Committee will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).
(ii)To designate from time to time (A) which Related Corporations of the Company will be eligible to participate in the Plan, (B) whether such Related Corporations will participate in the 423 Component or the Non-423 Component, and (C) to the extent that the Company makes separate Offerings under the 423 Component, in which Offering the Related Corporations in the 423 Component will participate.
(iii)To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.
(iv)To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.
(v)To suspend or terminate the Plan at any time as provided in Section 12.
(vi)To amend the Plan at any time as provided in Section 12.
(vii)Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component.
(viii)To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Committee specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Related Corporation designated for participation in the Non-423 Component, do not have to comply with the requirements of Section 423 of the Code.
(c)Delegation of Powers. The Committee will have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to the Committee in this Plan and in any applicable Offering Document will thereafter be to such subcommittee, as applicable, except where context dictates otherwise), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time. The Committee retains the authority to concurrently administer the Plan with any subcommittee. The Committee will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d)Effect of Committee’s Decisions. All determinations, interpretations and constructions made by the Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3.Common Stock Subject to the Plan.
(a)Number of Shares Available. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 5,000,000 shares of Common Stock. For the avoidance of doubt, up to the maximum number of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.
(b)Share Recycling. If any Purchase Right granted under the Plan terminates without having been exercised in full, the Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.
(c)Source of Shares. The shares purchasable under the Plan will be authorized but unissued or reacquired Common Stock, including Common Stock repurchased by the Company on the open market.
4.Grant of Purchase Rights; Offering.
(a)Offerings. The Committee may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Committee. Each Offering will be in such form and will contain such terms and conditions as the Committee will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.
(b)Multiple Purchase Rights. If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.
(c)Restart Provision Permitted. The Committee will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.
5.Eligibility.
(a)General. Purchase Rights may be granted only to Employees of the Company or, as the Committee may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Committee may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Committee (unless prohibited by law) may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Committee may determine consistent with Section 423 of the Code with respect to the 423 Component.
(b)Grant of Purchase Rights. The Committee may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i)the date on which such Purchase Right is granted will be the Offering Date of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii)the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and
(iii)the Committee may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.
(c)5% Stockholders. No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns shares possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.
(d)$25,000 Limit. As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds U.S. $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e)Officers and Highly Compensated Employees. Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Committee may (unless prohibited by law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.
(f)Non 423 Component Offerings. Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Committee has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.
6.Purchase Rights; Purchase Price.
(a)Grant and Maximum Contribution Rate. On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage of such Employee’s earnings or with a maximum dollar amount (as defined by the Committee in each Offering) during the period that begins on the Offering Date (or such later date as the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.
(b)Purchase Dates. The Committee will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and Common Stock will be purchased in accordance with such Offering.
(c)Purchase Limits. In connection with each Offering made under the Plan, the Committee may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all

Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate number of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.
(d)Purchase Price. The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:
(i)an amount equal to 85% of the Fair Market Value of the Common Stock on the Offering Date; or
(ii)an amount equal to 85% of the Fair Market Value of the Common Stock on the applicable Purchase Date.
7.Participation; Withdrawal; Termination.
(a)Enrollment and Contributions. An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Committee. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first practicable payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering or required by Applicable Law, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a Purchase Date or such other payment method specified by the Committee for such Offering.
(b)Withdrawals. During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.
(c)Termination of Eligibility. Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual as soon as practicable all of his or her accumulated but unused Contributions.
(d)Employee Transfers. Unless otherwise determined by the Committee, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Related Corporation that has been designated for participation in the Plan will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. The Committee may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.
(e)No Transfer of Purchase Rights. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.
(f)No Interest. Unless otherwise specified in the Offering or required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

8.Exercise of Purchase Rights.
(a)Accumulated Contributions. On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock (rounded down to the nearest whole share), up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.
(b)Remaining Contributions. Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest (unless the payment of interest is otherwise required by Applicable Law). If the amount of Contributions remaining in a Participant’s account after the purchase of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be refunded in full to such Participant after the final Purchase Date of such Offering without interest (unless the payment of interest is otherwise required by Applicable Law).
(c)Limitations on Exercise. No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed as soon as practicable to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).
9.Authorizations.
(a)U.S. Participants. With respect to U.S. Participants the Company will seek to obtain from each Governing Entity such authority as may be required to grant Purchase Rights and issue and sell Common Stock thereunder to such Participants unless the Company determines, in its sole discretion, that doing so is not practical or would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan to U.S. Participants, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights to such Participants.
(b)Non-U.S. Participants. With respect to Non-U.S. Participants the Company may, but is not obligated to, seek to obtain from each Governing Entity such authority as may be required to grant Purchase Rights and issue and sell Common Stock thereunder to such Participants. If the Company does not obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan to Non-U.S. Participants, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights to such Participants.
10.Participant Beneficiaries.
(a)Beneficiary Designation. The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares or Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.
(b)Death of Participant. If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
11.Adjustments upon Changes in Common Stock; Corporate Transactions.
(a)Capitalization Adjustment. In the event of a Capitalization Adjustment, the Committee will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iii) the class(es) and number of securities that are the subject of the individual and any aggregate purchase limits under each ongoing Offering. The Committee will make these adjustments, and its determination will be final, binding and conclusive.
(b)Corporate Transaction. In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.
12.Amendment, Termination or Suspension of the Plan.
(a)Plan Amendment. The Committee may amend the Plan at any time in any respect the Committee deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.
(b)Suspension or Termination. The Committee may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(c)No Material Impairment of Rights. Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Committee, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Committee may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws.
(d)Corrections and Administrative Procedures. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Committee will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan. The actions of the Committee pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.
13.Tax Qualification; Tax Withholding.
(a)No Guaranteed Tax Treatment. Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

(b)Withholding. Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, the amount necessary to satisfy such withholding obligation may be withheld as determined in the Company's sole discretion to the extent permitted by Applicable Law: (i) from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation, (ii) from the proceeds of the sale of Common Stock acquired under the Plan, either through a voluntary sale or mandatory sale arranged by the Company, or (ii) any other method approved by the Committee.
14.Effective Date of Plan. The Plan will become effective upon the date it is adopted by the Committee, provided that no Purchase Rights will be exercised unless and until stockholder approval is received within 12 months after such date. Additional stockholder approval must be received prior to the exercise of Purchase Rights (if and to the extent required under Section 12(a) above) if the Plan is materially amended by the Committee.
15.Miscellaneous Provisions.
(a)Electronic Delivery. Any reference herein to a “written” agreement, form, or document will include any agreement, form, or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By participating in the Plan, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any online electronic system established and maintained by the Company or another third party selected by the Company. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(b)Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.
(c)Stockholder Rights. A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
(d)No Employment or Other Service Rights. The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at-will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.
(e)Choice of Law. The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.
(f)Severability. If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.
(g)Interpretation. If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.
16.Definitions.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.
(b)“Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Exchange or the Financial Industry Regulatory Authority).
(c)“Board” means the Board of Directors of the Company.
(d)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Committee without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(e)“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(f)“Committee” means the Compensation Committee of the Board.
(g)“Common Stock” means the Company’s common stock.
(h)“Company” means Sangamo Therapeutics, Inc., a Delaware corporation.
(i)“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.
(j)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Committee in its sole discretion, of the consolidated assets of the Company and its subsidiaries;
(ii)a sale or other disposition of more than 50% of the outstanding securities of the Company;
(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(k)“Director” means a member of the Board.
(l)“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(m)“Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(n)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” within the meaning of Section 423(b) of the Code.
(o)“Exchange” means the stock exchange or established market on which the Common Stock is listed, including but not limited to the New York Stock Exchange, the Nasdaq Stock Market, or any successors thereto.
(p)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
(q)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Committee, the closing sales price for such share of Common Stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Committee deems reliable. Unless otherwise provided by the Committee, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.
(ii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Committee in good faith in compliance with Applicable Laws and in a manner that complies with Sections 409A of the Code.

(r)“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Exchange and the Financial Industry Regulatory Authority).
(s)“Governing Entity” means each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan.
(t)“Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.
(u)“Non-U.S. Participants” means Participants employed by any Related Corporation that is not incorporated or organized in the United States.
(v)“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the Offering Document.
(w)“Offering Date” means a date selected by the Committee for an Offering to commence.
(x)Offering Document” the document that sets forth the terms and conditions of an Offering that has been approved by the Committee for that Offering.
(y)“Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.
(z)“Participant” means an Eligible Employee who holds an outstanding Purchase Right.
(aa)    “Plan” means this Sangamo Therapeutics, Inc. 2020 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.
(bb)    “Purchase Date” means one or more dates during an Offering selected by the Committee on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.
(cc)    “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
(dd)    “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(ee)    “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(ff)    “Securities Act” means the U.S. Securities Act of 1933, as amended.
(gg)    “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.
(hh)    “Trading Day” means any day on which the Exchange is open for trading.
(ii)    “U.S. Participants” means Participants employed by the Company or any Related Corporation that is incorporated or organized in the United States.

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Sangamo THERAPEUTICS VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/SGMO or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2021 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees named in Proposal 1 and FOR Proposals 2, 3, and 4.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Robert F. Carey	☐	☐	☐	02 - Kenneth J. Hillan, M.B., Ch.B., Ph.D.	☐	☐	☐	03 - Alexander D. Macrae, M.B., Ch.B., Ph.D.	☐	☐	☐
04 - John H. Markels, Ph.D.	☐	☐	☐	05 - James R. Meyers	☐	☐	☐	06 - H. Stewart Parker	☐	☐	☐
07 - Saira Ramasastry	☐	☐	☐	08 - Karen L. Smith, M.D., Ph.D., M.B.A., L.L.M.	☐	☐	☐	09 - Joseph S. Zakrzewski	☐	☐	☐

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B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE FULL NAME AND TITLE AS SUCH.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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The 2021 Annual Meeting of Stockholders of Sangamo Therapeutics, Inc. will be held on Tuesday, May 25, 2021 at 8:30 a.m. PDT, virtually via the internet at www.meetingcenter.io/200857739.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — SGMO2021

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SGMO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Sangamo Therapeutics, Inc.

The undersigned hereby appoints Alexander D. Macrae, M.B., Ch.B., Ph.D. and Gary H. Loeb and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Sangamo Therapeutics, Inc. Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2021 Annual Meeting of Stockholders of Sangamo Therapeutics, Inc., to be held on May 25, 2021 at 8:30 a.m. PDT or at any postponement or adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, and 4 AND AT THE DISCRETION OF THE PROXY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(SEE PROXY STATEMENT FOR DISCUSSION OF ITEMS)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐